Exhibit 99.1

LOAN AND SECURITY AGREEMENT

dated as of August 30, 2016

among

CAI RAIL INC.
as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

BANK OF UTAH
as Administrative and Collateral Agent

Schedules

Schedule I                                        -            Term Loan Commitment Amounts and Pro Rata Share

Schedule II                                      -            Legal Name, Organizational Status, Chief Executive Office

Schedule III                                    -            Description of Approved Leases

Schedule IV                                    -            Description of Railcars

Schedule V                                      -            Notice Address and Payment Instructions

Exhibits

Exhibit A                                            -           Form of Assignment and Acceptance
Exhibit B                                             -           Form of Guaranty
Exhibit C                                             -           Form of Term Notes
Exhibit D                                            -           Form of Notice of Assignment
Exhibit E                                             -           Form of Compliance Certificate
Exhibit F                                             -           Form of STB/RGC Memorandum of Agreement

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of August 30, 2016, by and among CAI RAIL INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto and their respective successors and assigns (the “Lenders”), and BANK OF UTAH in its capacity as administrative and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make term loans to the Borrower in an aggregate principal amount equal to $100,000,000.00;

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, to the extent of their respective Term Loan Commitments (as defined herein), are willing severally to make the term loans to the Borrower.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, and the Administrative Agent agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

SECTION I.1.Definitions.  In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“AAR” shall mean the Association of American Railroads.

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof.

 “Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, properties, prospects, condition (financial or otherwise), assets, operations or income of the Loan Parties; (ii)  the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent or the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.  For the purposes of this definition, “Control” shall mean the power, directly or indirectly, either to (i) vote 5% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise.  The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.

“Anti-Terrorism Order” shall mean Executive Order 13224, signed by President George W. Bush on September 24, 2001.

“Applicable Lending Office” shall mean, for each Lender, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Term Loan is to be made and maintained.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Lease” shall mean the leases described on Schedule III, as now or hereafter amended, renewed, extended or replaced with a lease to an Approved Lessee..

“Approved Lessee” shall mean:  Schlumberger Technology Corporation; ExxonMobil Chemical, a Division of ExxonMobil Corporation; SSAB Enterprises, LLC; Argos Cement LLC; and Badger Mining Corporation; and their successors and assigns (subject to the prior consent of the Administrative Agent); and (with notice to the Administrative Agent) a Person having a senior secured credit rating or whose lease obligations are guaranteed by a Person having a senior secured credit rating of BB or higher by Standard & Poor’s Ratings Group, BB or higher by Fitch Ratings, Inc., or Ba2 or higher by Moody’s Investor Service;  and a Person approved by the Required Lenders.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Beneficial Owner” shall mean, with respect to any amount paid hereunder or under any other Loan Document, the Person that is the beneficial owner, for U.S. federal income tax purposes, of such payment.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or legal holiday on which banks in New York and Utah are open for the conduct of their commercial banking business.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11‑1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Capitalized Leases” shall mean leases under which any Guarantor or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

“Change in Control” shall mean an event or series of events by which:

(a)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty percent (30%) or more of the equity securities of Guarantor entitled to vote for members of the board of directors or equivalent governing body of Guarantor on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(b)	during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Guarantor cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)	any Person or two or more Persons acting in concert, other than one or more of the Equity Investors, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Guarantor or control over the equity securities of Guarantor entitled to vote for members of the board of directors or equivalent governing body of Guarantor on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right); representing thirty percent (30%) or more of the combined voting power of such securities;

(d)	a “change of control” or any comparable term under any other document or instrument evidencing indebtedness shall have occurred; or

(e)	any event or series of events by which Guarantor shall own, directly or indirectly, less than one hundred percent (100%) of the Capital Stock of Borrower.

“Chattel Paper” shall have the meaning given to such term in the UCC.

“Closing Date” shall mean each date on which the conditions precedent set forth in Sections 4.1 and 4.2 have been satisfied or waived in accordance with Section 10.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall have the meaning set forth in Section 3.1.

“Collateral Documents” shall mean, collectively, the Guaranty, the RGC Memorandum, the STB Memorandum, the Lease Memoranda, and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with the foregoing.

“Commitment Expiration Date” shall mean December 30, 2016.

“Compliance Certificate” shall mean a certificate from the principal executive officer or the principal financial officer of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit E.

“Consolidated EBITDA” shall mean with respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income (or Deficit) of Guarantor and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person’s Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period, plus (c) principal payments received by Guarantor or any of its Subsidiaries during such period with respect to Direct Finance Leases, all as determined in accordance with GAAP.

“Consolidated EBITDAR” shall mean with respect to any fiscal period of Guarantor and its Subsidiaries, an amount equal to the sum of (a) Consolidated EBITDA for such fiscal period, plus (b) consolidated rental expense on Rental Obligations for such fiscal period, as determined in accordance with GAAP.

“Consolidated Funded Debt” shall mean at any time of determination, with respect to Guarantor and its Subsidiaries, an amount equal to the excess of (1) the sum, without duplication, of (a) the aggregate amount of Indebtedness of Guarantor and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables (including trade payables to manufacturers) incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by Guarantor or any of its Subsidiaries, in all cases determined in accordance with GAAP, over (2) the amount of cash and short term investments held by or on behalf of Guarantor or any of its Subsidiaries as Restricted Cash pursuant to the terms of a debt instrument entered into in connection with Indebtedness referred to in clauses (a) and (b) above.

“Consolidated Net Income (or Deficit)” shall mean the consolidated net income (or deficit) of Guarantor and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all non-recurring non-cash gains or losses and any unrealized adjustment, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

“Consolidated Operating Cash Flow” shall mean with respect to any fiscal period of Guarantor and its Subsidiaries, an amount equal to (i) Consolidated EBITDAR for such fiscal period minus (ii) cash income taxes paid or payable in such fiscal period.

“Consolidated Tangible Net Worth” shall mean as of any date of determination, at all times in accordance with GAAP, for Guarantor and its Subsidiaries on a consolidated basis, Shareholders’ Equity of Guarantor and its Subsidiaries on such date minus the Intangible Assets of Guarantor and its Subsidiaries on such date; provided that the calculation of Consolidated Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect to currency hedging entered into in the ordinary course of business.

“Consolidated Total Debt Service” shall mean with respect to Guarantor and its Subsidiaries and for any Reference Period, the sum, without duplication, of (a) any and all repayments or prepayments of principal during such period in respect to Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which Guarantor or any of its Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, (iv) in respect of any reimbursement obligations in respect of letters of credit due and payable during such period, and (v) Indebtedness of the type referred to above of another Person guaranteed by Guarantor or any of its Subsidiaries; provided, however, that there shall be excluded from amount described in clause (a) any payment during such Reference Period to refinance such Indebtedness through the issuance or incurrence of additional Indebtedness permitted pursuant hereto, including refinancing through borrowing under existing credit facilities, plus (b) Consolidated Total Interest Expense paid or payable in cash during such Reference Period, plus (c) consolidated rental expense on Rental Obligations for such period as determined in accordance with GAAP.

“Consolidated Total Interest Expense” shall mean for any period, the aggregate amount of interest required to be paid or accrued by Guarantor or any of its Subsidiaries during such period on all Indebtedness of Guarantor or such Subsidiary outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, all as determined in accordance with GAAP.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Credit Agreement” shall mean that certain Second Amended and Restated Revolving Credit Agreement dated as of October 22, 2015, by and among Borrower, Guarantor, the Lenders listed on Schedule 1 thereto, MUFG Union Bank, N.A., as Administrative Agent, MUFG Union Bank, N.A. and Bank of America, N.A., as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, and ING Bank, a Branch of ING-DIBA AG and Huntington National Bank, as Co-Documentation Agents, as now or hereafter amended, and any replacement thereof

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of De-fault.

“Default Interest” shall have the meaning set forth in Section 2.7(b).

“Designated Location” shall mean, at the Administrative Agent’s option, (a) such location(s) or interchange point(s) designated by the Administrative Agent, and/or (b) a storage location pursuant to Section 8.2 hereof.

“Direct Finance Lease” shall mean a lease classified as a direct finance or direct financing lease in accordance with GAAP.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Investors” shall mean Mr. Hiromitsu Ogawa, members of his immediate family and trusts established for the benefit of Mr. Hiromitsu Ogawa and members of his immediate family, senior executives of the Loan Parties, and members of the Board of Directors of the Loan Parties.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any Person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Borrower under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by the Borrower or any of its ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by the Borrower or any of its ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Payments” shall mean payments under an Approved Lease to indemnify Borrower and reimburse Borrower for taxes, maintenance expense and other indemnified expenses, to the extent incurred by or on behalf of Borrower.

“Excluded Taxes” shall mean, with respect to any Recipient (or, if such Recipient is not the Beneficial Owner, the Beneficial Owner) of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) the Recipient’s (or Beneficial Owner’s) net income by the United States, by the jurisdiction under the laws of which such Recipient (or Beneficial Owner) is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, or other jurisdiction as a result of a present or former connection between the Recipient (or Beneficial Owner) and the jurisdiction imposing such tax, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Recipient (or Beneficial Owner) is located or with which such Recipient (or Beneficial Owner) has a present or former connection, and (c) any withholding taxes that (i) are imposed on amounts payable to such Recipient (or Beneficial Owner) at the time such Recipient (or Beneficial Owner) becomes a Recipient (or Beneficial Owner) under this Agreement or designates a new lending office, except in each case to the extent that amounts with respect to such taxes were payable to such Recipient’s (or Beneficial Owner’s) assignor immediately before such Recipient (or Beneficial Owner) became a Recipient (or Beneficial Owner) under this Agreement, or (ii) are attributable to such Recipient’s (or Beneficial Owner’s) failure to comply with Section 2.10(e), and (iv) any taxes, including withholding taxes, that are imposed under FATCA.

“Exxon Lease” shall have the meaning set forth in Schedule III.

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fiscal Quarter” shall mean any fiscal quarter of the Borrower or any other Loan Party, as applicable.

“Fiscal Year” shall mean any fiscal year of the Borrower or any other Loan Party, as applicable.

“Foreign Person” shall mean any Person that is not a U.S. Person.

“FRA” shall mean the Federal Railroad Administration.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” shall mean CAI International, Inc. and its successors and permitted assigns.

“Guaranty” shall mean the Agreement of Guaranty, dated as of the date hereof and substantially in the form of Exhibit B, made by Guarantor in favor of the Administrative Agent for the benefit of the Lenders.

“Hazardous Materials” shall mean any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Law.

 “Indebtedness” of any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)	every obligation of such Person for money borrowed,

(b)	every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(c)	every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(d)
every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

(e)	every obligation of such Person under any Capitalized Lease,

(f)	every obligation of such Person under any Synthetic Lease,

(g)
all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

(h)
every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

(i)
every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars, and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”), including the obligation of such Person under a Swap Contract or an Interest Rate Protection Agreement,

(j)
every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

(k)
every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

(l)	all Rental Obligations of such Person;

provided, however, that, for the avoidance of doubt, any trade payables owing to manufacturers incurred in the ordinary course of business that is not delinquent shall not be deemed Indebtedness for the purposes of this definition.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower of any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any derivative contract shall be the maximum amount of any termination of loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price, and (vii) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Intangible Assets” shall mean assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Rate Protection Agreement” shall mean any agreement entered into between the Borrower, on one hand, and the Administrative Agent, any Lender (or an Affiliate of a Lender), on the other, that relates to an interest rate swap, cap, collar, or other interest rate hedging mechanism which agreement states that it relates to interest payable on the Indebtedness evidenced by this Agreement.

“Lease Memoranda” shall mean, collectively, a Memorandum of Lease Agreement filed with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act or filed with the Surface Transportation Board pursuant to 48 U.S.C. §11301, with respect to each Approved Lease, in form and substance satisfactory to the Lenders.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loan Documents” shall mean, collectively, this Agreement, the Term Notes, the Collateral Documents, all Compliance Certificates, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loan Parties” shall mean the Borrower and the Guarantor.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (ii) the rights and remedies of the Administrative Agent or the Lenders under any of the Loan Documents or (iii) the legality, validity or enforceability of any of the Loan Documents.

“Material Indebtedness” shall mean any Indebtedness (other than the Term Loans) of any Person individually or in an aggregate committed or outstanding principal amount exceeding $20,000,000.

“Maturity Date” shall mean the earlier of the date specified as the Maturity Date in the Term Note, and (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise).

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) the Borrower or an ERISA Affiliate of the Borrower, and each such plan for the five-year period immediately following the latest date on which the Borrower or an ERISA Affiliate of the Borrower contributed to or had an obligation to contribute to such plan.

“Non-Severable Modification” shall mean any modification or improvement to a Railcar not required pursuant to Section 6.20(a) that is not readily removable without impairing the value, utility or useful life of such Railcar immediately prior to such notification, other than in a de minimis nature.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower primarily for the benefit of employees of the Borrower residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Notice of Assignment” shall mean a Notice of Assignment by Borrower, in substantially the form attached hereto as Exhibit D.

“Obligations” shall mean all amounts owing by the Loan Parties to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Term Loan  including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Prepayment Fees, reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and/or any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” shall have the meaning set forth in Section 10.4(d).

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“Payment Office” shall mean the office of the Administrative Agent located at 200 E. South Temple, Suite 210, Salt Lake City, Utah  84111, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corpora-tion referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Encumbrances” shall mean:

(i)            Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(ii)            statutory Liens imposed by law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(iii)  judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(iv)  customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(v)  Liens arising in the ordinary course of business (a) in favor of carriers, warehousemen, landlords, mechanics and materialmen imposed by contract or applicable law, or (b) in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or the Code); and

(vi)  any interest of an Approved Lessee under any Approved Lease permitted or contemplated by this Agreement.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by either Borrower or any ERISA Affiliate or to which either Borrower or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which either Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Prepayment Amount” shall mean collectively, the entire unpaid principal balance of all Term Notes as of any particular date, together with (a) all accrued interest and other charges then owing under such Term Notes, and (b) the Prepayment Fee.

“Prepayment Fee” shall mean a fee equal to five percent (5%) of the amount being prepaid if such prepayment occurs prior to the first anniversary of the applicable Term Note to be issued hereunder, four percent (4%) of the amount being prepaid if such prepayment occurs on or after the first anniversary of the applicable Term Note to be issued hereunder but prior to the second anniversary, three percent (3%) of the amount being prepaid if such prepayment occurs on or after the second anniversary of the applicable Term Note to be issued hereunder but prior to the third anniversary, two percent (2%) of the amount being prepaid if such prepayment occurs on or after the third anniversary of the applicable Term Note to be issued hereunder but prior to the fourth anniversary, one percent (1%) of the amount being prepaid if such prepayment occurs on or after the fourth anniversary of the applicable Term Note to be issued hereunder but prior to fourteen (14) days before the fifth anniversary, and zero percent (0%) thereafter; provided, however, that if such prepayment is made as a result of (i) the Lenders’ failure to approve a new or replacement lease for any of the Railcars (other than in connection with Section 2.6(c)), the prepayment fee shall be zero percent (0%) of the amount being prepaid; (ii) the Lenders’ failure to approve the replacement Collateral pursuant to Section 2.6(c), the prepayment fee shall be one percent (1%) of the amount being prepaid; and (iii) a casualty to one or more of the Railcars in a situation where Borrower did not offer a substitute replacement  Railcar in accordance with Section 2.6(a), the prepayment fee shall be one percent (1%) of the amount being prepaid.

“Proceeds” shall have the meaning given such term in the Uniform Commercial Code.

“Pro Rata Share” shall mean with respect any Lender at any time, the percentage specified on Schedule I hereto with respect to such Lender.

“Railcars” shall mean the railcars (consisting of hopper cars and flat cars) described on Schedule IV and all replacements and substitutions thereof and accessions thereto.

“Recipient” shall mean, as applicable, (a) the Administrative Agent, and (b) any Lender.

“Reference Period” shall mean as of any date of determination with respect to any Person, the period of four (4) consecutive Fiscal Quarters of such Person and its Subsidiaries ending on such date, or if such date is not a Fiscal Quarter end date, the period of four (4) consecutive Fiscal Quarters most recently ended (in each case treated as a single accounting period.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Rental Obligations” shall mean all present or future obligations of any Guarantor or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to Guarantor or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, (b) obligations under rental agreements relating to equipment other than Equipment having an aggregate value of, in the case of Guarantor, less than Five Million Dollars ($5,000,000) for all such agreements or, in the case of the Borrower and its Subsidiaries, less than Two Million Five Hundred Thousand Dollars ($2,500,000) for all such agreements, (c) obligations in respect of any Capitalized Leases, (d) any obligations incurred in a lease transaction where the obligation of Guarantor or its Subsidiaries to pay rent thereunder is limited to a pass-through of net rental amounts received by Guarantor or its Subsidiaries from a sublessee or container equipment under such transaction (“net sublease rentals”), so that if there are no net sublease rental amounts received by Guarantor or its Subsidiaries from a sublessee then Guarantor or its Subsidiaries would have no obligation to make any rental payment under or in connection with such transaction, shall not constitute a Rental Obligation hereunder; and (e) obligations under the lease of commercial office properties in the conduct of the business of any Guarantor or any of its Subsidiaries shall not be deemed a Rental Obligation hereunder.  For purposes of this Agreement, the aggregate amount of Rental Obligations of Guarantor and its Subsidiaries shall, as at any date of determination, be an amount equal to the net present value, calculated at a discount rate of nine percent (9.00%) per annum, of the future Rental Obligations of such Person.

“Required Lenders” shall mean at any time Lenders holding, in the aggregate, 66⅔% or more of the principal amount of the aggregate outstanding Term Loans at such time.

“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean (x) with respect to certifying compliance with the financial covenants set forth in Article VI, the president, chief financial officer or the treasurer of the Borrower and (y) with respect to all other provisions, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent.

“Restricted Cash” shall mean the portion of the cash accounts and short term investment accounts classified as such on the annual audited and quarterly unaudited consolidated financial statements of the Borrower or the Guarantor that are related to the payment of debt obligations of Borrower, the Guarantor or their respective Subsidiaries and are classified as (a) a restricted cash account held by a securitization entity as part of a permitted securitization or (b) without duplication of clause (a), cash held by variable interest entities that have been consolidated in the consolidated financial statements of the Guarantor.  In this regard, cash and short term investments shall be “restricted” if (i) it is pledged to, subject to any Lien in favor of, or held in one or more accounts under the control of one or more creditors or trustee of the Guarantor or any Subsidiary (other than pursuant to this Agreement), (ii) are otherwise segregated from the general assets of the Guarantor and its Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness that or is or from time to time may be owed to one or more creditors of the Guarantor or any Subsidiary and (iii) are not otherwise generally available for use by the Guarantor or any Subsidiary.

“RGC Memorandum” shall mean the Memorandum of Agreement filed with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act, in the form attached hereto as Exhibit F.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Pages/
default.aspx, or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Servicing Obligations” shall mean all obligations to be performed by the “Lessor” pursuant to an Approved Lease.

“Severable Modification” shall mean any modification or improvement to a Railcar not required pursuant to Section 6.20(a) that is readily removable without impairing the value, utility or useful life of the Railcar immediately prior to such notification.

“Shareholders’ Equity” shall mean as of any date of determination, consolidated shareholders’ equity of Guarantor and its Subsidiaries as of that date determined in accordance with GAAP.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“STB Memorandum” shall mean the Memorandum of Agreement filed with the Surface Transportation Board pursuant to 48 U.S.C. §11301, in the form attached hereto as Exhibit F.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability entity, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Tax Credit” shall have the meaning set forth in Section 2.10(f).

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” shall mean a term loan made by Lenders to the Borrower pursuant to Section 2.1.

“Term Loan Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make a Term Loan hereunder on the Closing Date, in a principal amount not exceeding the amount set forth with respect to such Lender on Schedule I.  The aggregate principal amount of all Lenders’ Term Loan Commitments as of the Closing Date is $100,000,000.00.

“Term Notes” shall mean, collectively, the promissory notes of the Borrower evidencing the Term Loans, together with all amendments or replacements thereto. The Term Notes shall be in substantially the form of Exhibit C attached hereto.

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” or “U.S.” shall mean the United States of America.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.10(e)(ii)(C).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower, any other Loan Party or the Administrative Agent, as applicable.

Section 1.2.        Accounting Terms and Determination.  Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Guarantor delivered pursuant to Section 6.1(a).  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of  any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein.

Section 1.3.        Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

ARTICLE II

AMOUNT AND TERMS OF THE TERM LOAN COMMITMENTS

Section 2.1.        Term Loan Commitments.  Subject to the terms and conditions set forth herein on or before the Commitment Expiration Date, each Lender severally agrees to make a single term loan to the Borrower on each Closing Date in a principal amount equal to the Pro Rata Share of the Term Loan Commitment of such Lender.  The execution and delivery of this Agreement by the Borrower and the satisfaction of all conditions precedent pursuant to Sections 4.1 and 4.2 shall be deemed to constitute the Borrower’s request to borrow the Term Loans on each Closing Date.

Section 2.2.        Funding of Term Loans.  Each Lender will make available its Pro Rata Share of the Term Loan to be made hereunder on the proposed date thereof by wire transfer in immediately available funds by Noon, U.S. Eastern Time to the Administrative Agent at the Payment Office.  The Administrative Agent will make the Term Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

Section 2.3.        Repayment of Term Loans.  Commencing on the same day of the month next following the applicable Closing Date, and continuing on the same day of each month thereafter, the Borrower shall make sixty (60) consecutive monthly installments of principal and interest.  The first fifty-nine (59) installments shall each be in the amount specified in the Term Notes, with each such installment being the aggregate principal and interest amount for the Term Loan evidenced by such Term Note.  The final such installment shall be equal to the unpaid principal balance of the applicable Term Loan, plus all accrued and unpaid interest thereon.  If not sooner paid, the entire unpaid principal balance of each Term Loan, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date.

Section 2.4.        Evidence of Indebtedness.  The obligation of the Borrower to repay the Term Loans to each Lender shall be evidenced by the Term Notes.  Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan made by such Lender, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.  The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Term Loan Commitment of each Lender, (ii) the Pro Rata Share of the Term Loan Commitment of each Lender, (iii) the amount of each Term Loan made hereunder by each Lender, (iv) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Term Loans, and (v) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Term Loans and each Lender’s Pro Rata Share thereof.  The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

Section 2.5.        Optional Prepayment.  Subject to the terms and conditions hereinafter set forth, the Borrower shall have the right at any time after the first anniversary date of the applicable Term Note to be issued hereunder to prepay all or any portion of the Obligations by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than thirty (30) days prior to the date of such prepayment. Such notice shall be irrevocable and shall specify the proposed date of such prepayment, the amount to be prepaid, and the Approved Lease or Approved Leases constituting Collateral which it proposes to prepay. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s Pro Rata Share of such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.7. Anything herein to the contrary notwithstanding, prepayment of the Obligations pursuant to this Section 2.5 shall be accompanied by the applicable Prepayment Fee.

Section 2.6.        Mandatory Prepayments; Substitution and Release of Collateral.

(a)            Immediately upon receipt by the Borrower of any proceeds of any sale or disposition of any of the Railcars, or any proceeds from any casualty insurance policies insuring any part of the Railcars, the Borrower shall either:  (i) prepay the Obligations in an amount equal to all such proceeds; or (ii) substitute collateral with replacement Railcars pursuant to Section 2.6(c) (provided that such replacement Railcar shall be subject to the same Approved Lease as the Railcar which is replaced).  Any such prepayment shall be applied in accordance with subsection (d) of this Section.

(b)            If any Railcar ceases to be subject to an Approved Lease for a period of more than sixty (60)  days, the Borrower shall either:  (i) provide substitute Collateral in the  form of a substitute Railcar which (x) shall be subject to an Approved Lease, (y) shall have a value equal to or greater than the value of the Railcar being substituted, and (z) which shall be approved by the Required Lenders; or (ii)  prepay the Obligations in an amount equal to the then outstanding loan balance with respect to such Railcar, calculated as the ratio of the loan balance with respect to such Railcar specified on Schedule IV to the aggregate amount of the Term Loans.

(c)            Borrower may substitute Collateral in connection with a sale of Collateral by Borrower, provided that:  (i) the Railcars that are so sold by Borrower will be simultaneously replaced with one or more Railcars having an equal or greater aggregate value as the Railcars being so sold; (ii) such replacement Railcars shall be approved by the Required Lenders; and (iii) such replacement Railcars shall be subject to an Approved Lease or the Required Lenders approve a new or replacement lease for such replacement Railcars, in either case having a remaining lease term not less than the remaining term of the Term Loan.

(d)            Upon any prepayment or substitution, the security interest granted upon the Collateral with respect to any of the Railcars that were subject to the Approved Lease shall be released with respect to Railcars where substitute Collateral has been provided pursuant to Section 2.6(b) or 2.6(c), or for which payments have been made on account of the Obligations pursuant to Section 2.6(a)(i) or 2.6(b)(ii).

(e)            Any prepayments made by the Borrower pursuant to Section 2.5 or subsections (a), (b) or (c) of this Section shall be applied as follows: first, to the Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective Pro Rata Shares of such fees and expenses; third, to interest and fees (including, without limitation, Prepayment Fees) then due and payable hereunder, pro rata to the Lenders based on their respective Pro Rata Shares of such interest and fees; and fourth, to the principal balance of the Term Loans, until the same shall have been paid in full, pro rata to the Lenders based on their Pro Rata Shares of the Term Loans, and applied to installments of the Term Loans in inverse order of maturity.

(f)            Anything herein to the contrary notwithstanding, prepayment of the Term Loans shall be accompanied by the applicable Prepayment Fee.

Section 2.7.        Interest on Term Loans.

(a)            Subject to the terms and conditions of this Agreement, the Borrower shall pay interest on the unpaid principal balance of the Term Loans at a per annum rate of interest specified in the applicable Term Note.

(b)            Notwithstanding subsection (a) of this Section, at the option of the Required Lenders if an Event of Default has occurred and is continuing, and automatically after acceleration or with respect to any past due amount hereunder, the Borrower shall pay interest (“Default Interest”) with respect to the Term Loans and all other Obligations hereunder, at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for the Term Loans.

(c)            Interest on the principal amount of all Term Loans shall accrue from and includ-ing the date such Term Loans are made to but excluding the date of any repay-ment thereof.  Interest on all outstanding Term Loans shall be payable monthly in arrears and on the Maturity Date, as the case may be.  All Default Interest shall be payable on demand.

Section 2.8.        Fees.  The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.

Section 2.9.        Computation of Interest .  All interest and all fees hereunder shall be computed on the basis of a year of three hundred sixty (360) days comprised of twelve (12) months of thirty (30) days each, and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.10.      Taxes.

(a)            Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the Borrower or other Loan Party, as applicable, shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)            In addition, without limiting the provisions of subsection (a) of this Section, the Borrower shall timely pay any Other Taxes it is required to pay to the relevant Governmental Authority in accordance with applicable law.

(c)            The Borrower shall indemnify each Recipient (and, with respect to U.S. federal withholding taxes, if such Recipient is not the Beneficial Owner, the Beneficial Owner), within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Recipient (or Beneficial Owner) on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by the applicable Recipient (for its own account or on behalf of one or more Beneficial Owners) shall be conclusive, absent manifest error. Notwithstanding the foregoing, this Section 2.10(c) shall not apply to the extent any loss, liability or cost is compensated for by an increased payment under Section 2.10(a).

(d)            As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower or other Loan Party, as applicable, shall deliver to the Administrative Agent an original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)            Tax Forms.

(i)            Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly executed originals of IRS Form W-9 certifying, to the extent such Lender is legally entitled to do so, that such Lender is exempt from U.S. federal backup withholding tax.

(ii)            Any Lender that is a Foreign Person and that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party with respect to payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  Without limiting the generality of the foregoing, each Lender that is a Foreign Person shall, to the extent it is legally entitled to do so, (w) on or prior to the date such Lender becomes a Lender under this Agreement, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this subsection, and (z) from time to time upon the reasonable request by the Borrower or the Administrative Agent, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)            if such Lender is claiming eligibility for benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, duly executed originals of IRS Form W‑8BEN or W-8BEN-E, as applicable, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)            duly executed originals of IRS Form W-8ECI, or any successor form thereto, certifying that the payments received by such Lender are effectively connected with such Lender’s conduct of a trade or business in the United States;

(C)            if such Lender is claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, duly executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, or any successor form thereto, together with a certificate (a “U.S. Tax Compliance Certificate”) upon which such Lender certifies that (1) such Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, or the obligation of the Borrower hereunder is not, with respect to such Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that Section, (2) such Lender is not a 10% shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, (3) such Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code, and (4) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Lender; or

(D)  if such Lender is not the Beneficial Owner (for example, a partnership or a participating Lender granting a typical participation), duly executed originals of IRS Form W-8IMY, or any successor form thereto, accompanied by IRS Form W-9, IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, and/or other certification documents from each Beneficial Owner, as applicable.

(iii)  Each Lender agrees that if any form or certification it previously delivered under this Section expires or becomes obsolete or inaccurate in any respect and such Lender is not legally entitled to provide an updated form or certification, it shall promptly notify the Borrower and the Administrative Agent of its inability to update such form or certification.

(b)  If the Borrower makes a payment pursuant to Section 2.10(a) or Section 2.10(c) and the Recipient (or Beneficial Owner) determines that (i) a credit against, relief or remission for, or repayment of any tax (a “Tax Credit”) is attributable to such payment or any withholding tax in consequence of which such payment was made, and (ii) the Recipient (or Beneficial Owner) has obtained and utilized the Tax Credit, the Recipient (or Beneficial Owner) shall pay an amount to the Borrower which the Recipient (or Beneficial Owner) determines will leave it (after that payment) in the same after-tax position as it would have been had the Tax Credit not been obtained and utilized. If any Tax Credit with respect to which a payment has been made to Borrower pursuant to the preceding sentence is subsequently disallowed in whole or in part, Borrower shall repay to the Recipient (or Beneficial Owner) the amount which the Recipient (or Beneficial Owner) determines will reduce the net payment to the Borrower (after such repayment) to the amount which would have been paid to Borrower pursuant to the preceding sentence based upon the Tax Credit as adjusted.

(f)            If the Borrower makes a payment pursuant to Section 2.10(a) or Section 2.10(c) and the Recipient (or Beneficial Owner) determines that (i) a credit against, relief or remission for, or repayment of any tax (a “Tax Credit”) is attributable to such payment or any withholding tax in consequence of which such payment was made, and (ii) the Recipient (or Beneficial Owner) has obtained and utilized the Tax Credit, the Recipient (or Beneficial Owner) shall pay an amount to the Borrower which the Recipient (or Beneficial Owner) determines will leave it (after that payment) in the same after-tax position as it would have been had the Tax Credit not been obtained and utilized.  If any Tax Credit with respect to which a payment has been made to Borrower pursuant to the preceding sentence is subsequently disallowed in whole or in part, Borrower shall repay to the Recipient (or Beneficial Owner) the amount which the Recipient (or Beneficial Owner) determines will reduce the net payment to the Borrower (after such repayment) to the amount which would have been paid to Borrower pursuant to the preceding sentence based upon the Tax Credit as adjusted.

Section 2.11.      Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)            The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, Prepayment Fees, or of amounts payable under Sections 2.10 and 10.3, or otherwise) prior to Noon, U.S. Pacific Time, on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes, except as otherwise provided in Section 2.10.  Any amounts received after such time on any date will be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.10 and 10.3 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.  All payments hereunder shall be made in Dollars.

So long as no Event of Default shall have occurred and be continuing, all amounts received by Administrative Agent under this Agreement or the other Loan Documents shall be applied as follows:  first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders, pro rata to the Lenders based on their respective pro rata shares of such fees and expenses; third, to all interest and fees (including, without limitation, Prepayment Fees) then due and payable hereunder; and fourth, to all principal of the Term Loans then due and payable hereunder.

(b)            If at any time insufficient funds are received by the Administrative Agent to pay fully all amounts of principal, interest and fees (including, without limitation, any Prepayment Fees) then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders then due, pro rata to the Lenders based on their respective pro rata shares of such fees and expenses; third, to all interest and fees (including, without limitation, Prepayment Fees) then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Term Loans then due, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal.

(c)            If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Term Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loan and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Term Loan, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in it Term Loan to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1.        Grant of Security Interest.  The Borrower hereby collaterally assigns, pledges, assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)            the Railcars wherever located and all additions, appliances, parts, instruments, accessories and appurtenances thereto, all furnishings and other equipment of any kind from time to time installed or attached to any of the Railcars, and all devices used in or on the Railcars, and all substitutions or replacements thereof and all accessions thereto;

(b)            the Approved Leases and all rents and other amounts now or hereafter becoming due thereunder, and all run-through, interchange or utilization agreements and general intangibles relating thereto (including all accounts and rights to payment arising thereunder);

(c)            all policies and certificates of insurance and all insurance proceeds, refunds and premium rebates, to the extent relating to any of the foregoing;

(d)            all of the Borrower’s books and records to the extent pertaining to the Railcars and the Approved Leases; and

(e)            all Proceeds of any of the foregoing.

ARTICLE IV

CONDITIONS PRECEDENT TO TERM LOANS

                Section 4.1.        Conditions to Effectiveness.  The obligations of the Lenders to make the Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)            The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including, without limitation, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent.

(b)            No action, suit, investigation, litigation or proceeding to which the Borrower is a party shall be pending or threatened before any court, Governmental Authority or arbi-trator which, if adversely determined, could reasonably be expected to have an Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement, any of the Term Notes, any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(c)            The Lenders (or their designated counsel) shall have received the following, each to be in form and substance satisfactory to the Lenders:

(i)            a counterpart of this Agreement and each of the other Loan Documents signed by or on behalf of each party hereto or thereto or written evidence satisfactory to the Lenders (which may include electronic transmission of a signed signature page of this Agreement or any other Loan Document) that such party has signed a counterpart of this Agreement or any other such Loan Document;

(ii)            a certificate of the Secretary or Assistant Secretary (or equivalent officer) of each Loan Party, attaching and certifying copies of its bylaws, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(iii)            certified copies of the articles or certificate of incorporation, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

(iv)            a favorable written opinion of Perkins Coie LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Required Lenders shall reasonably request; and

(v)            certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of any Loan Party in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect.

                Section 4.2.        Conditions to Each Funding.  The obligations of the Lenders to make each Term Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)            The Administrative Agent shall have received a written notice of funding from the Borrower not less than ten (10) Business Days before the date on which the funding is to occur:  (1)  specifying the amount of such funding; (2) identifying the applicable Railcars, Approved Lessees and Approved Leases with respect to such Railcars; and (3) authorizing the payment of the Term Loan proceeds to the Borrower or the seller of the applicable Railcars.

(b)            Solely with respect to each subsequent Closing Date after the initial Closing Date, to the extent that the applicable Railcars are to be acquired by the Borrower with the proceeds of the Term Loan, such evidence reasonably satisfactory to the Administrative Agent as to the acquisition cost and conveyance of title, free and clear of all liens and encumbrances, together with invoices or other evidence of payment with respect to the acquisition cost of such Railcars.

(c)            The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance satisfactory to the Administrative Agent:

(i)            solely with respect to each subsequent Closing Date after the initial Closing Date, a certificate dated the subsequent Closing Date and signed by a Responsible Officer, certifying that after giving effect to the funding of the Term Loans, (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct and (z) since the date of the financial statements of the Guarantor described in Section 5.4, there shall have been no change which has had or could reasonably be expected to have an Adverse Effect;

(ii)            a duly completed and executed Compliance Certificate, including calculations of the financial covenants set forth in Article VII hereof as of the Closing Date, calculated on a pro forma basis as if the Term Loans had been funded as of the first day of the relevant period for testing compliance (and setting forth in reasonable detail such calculations);

(iii)            (A) UCC financing statements, the RGC Memorandum, the STB Memorandum, the Lease Memoranda and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted hereunder, as requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Borrower, and (B) copies of favorable Surface Transportation Board, Registrar General of Canada, UCC, tax, and judgment search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances and Liens to be released on the Closing Date;

(iv)            certified true copies of each Approved Lease;

(v)            a Notice of Assignment duly executed by Borrower with respect to each Approved Lease; and

(vi)            certificates of insurance, in form and detail acceptable to the Administrative Agent, describing the types and amounts of insurance (property and liability) maintained by the Approved Lessees, in each case naming the Administrative Agent as loss payee or additional insured, as the case may be, together with a lender’s loss payable endorsement in form and substance satisfactory to the Administrative Agent.

(d)            No law, regulation or ruling (including, without limitation, any trade sanction laws and regulations applicable to the Lenders) shall prevent the Lenders from entering into the transactions contemplated hereby or shall affect the ability of any Loan Party to perform any of its Obligations hereunder or under each of the other Loan Documents to which it is a party.

(e)            At the time of and immediately after giving effect to the Term Loans, no Default or Event of Default shall exist;

(f)            At the time of and immediately after giving effect to the Term Loans, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by an Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects);

(g)            Since December 31, 2015, there shall have been no change which has had or could reasonably be expected to have an Adverse Effect;

(h)            Immediately after giving effect to the Term Loans, the Borrower shall be in pro forma compliance with Section 7.1 as of the most recently ended Fiscal Quarter for which financial statements have been delivered;

(i)            An opinion of special counsel to Administrative Agent with regard to the filing of the RGC Memorandum, the STB Memorandum, the Lease Memoranda, releases of existing encumbrances of record, the status of the title to the Railcars, and such other matters reasonably requested by the Administrative Agent; and

(j)            The Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Lenders.

Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

                Section 4.3.        Delivery of Documents.  All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and each Lender as follows, as of the date hereof and as of each Closing Date:

                Section 5.1.        Existence; Power.  (a) The Borrower (i) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in an Adverse Effect .

(b)  The Guarantor (i) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in an Adverse Effect.

                Section 5.2.        Organizational Power; Authorization.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

                Section 5.3.        Governmental Approvals; No Conflicts.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to any such Loan Party or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Contractual Obligation of any such Loan Party or any of its assets or give rise to a right thereunder to require any payment to be made by such Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any other Loan Party, except Liens created under the Loan Documents.

                Section 5.4.        Financial Statements.  The Borrower has furnished to the Lenders (i) the audited con-solidated balance sheet of the Guarantor and its Subsidiaries as of December 31, 2015, and the related audited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, prepared by KPMG LLP or other certified public accountants acceptable to the Administrative Agent and (ii) the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as of March 31, 2016, and the related unaudited consolidated statements of income and cash flows for the Fiscal Quarter and year-to-date period then ended, certified by a Responsible Officer.  Such financial statements fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii).  Since December 31, 2015, there have been no changes with respect to the Guarantor and its Subsidiaries and/or the Borrower which have had or could reasonably be expected to have, either individually or in the aggregate, an Adverse Effect.

Section 5.5.        Litigation and Environmental Matters.

(a)            No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, an Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

(b)            The Borrower (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability or (iv) does not know of any basis for any Environmental Liability, except in such cases where such non-compliance, claim or Environmental Liability, either individually or in the aggregate, could not reasonably be expected to result in an Adverse Effect.

                Section 5.6.        Compliance with Laws and Agreements.  The Borrower is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in an Adverse Effect.

                Section 5.7.        Investment Company Act.  The Borrower is not (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.

                Section 5.8.         Taxes.  The Borrower has timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by it, and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the Borrower in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

                Section 5.9.         Margin Regulations.  None of the proceeds of any of the Term Loans will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X.  The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

            Section 5.10.          ERISA.  Each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations.  Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received or has remaining a period of time under Internal Revenue Service procedures in which to receive a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification).  No ERISA Event has occurred or is reasonably expected to occur.  There exists no Unfunded Pension Liability with respect to any Plan.  Neither the Borrower nor any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan.  There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrower or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in an l Adverse Effect.  The Borrower and each ERISA Affiliate has made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan.  No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA.  Neither the Borrower nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions.  Except where non-compliance could not reasonably be expected to result in an  Adverse Effect, (a) each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities,; (b)all contributions required to be made with respect to a Non-U.S. Plan have been timely made; (c)the Borrower has not incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; and (d)The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.

            Section 5.11.        Ownership of Property.  The Borrower has good title to all of its personal property material to the operation of its business, including (without limitation) the Collateral, in each case free and clear of Liens prohibited by this Agreement.

            Section 5.12.        Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower is subject, and all other matters known to it, that, either individually or in the aggregate, could reasonably be expected to result in an Adverse Effect.  No reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

        Section 5.13.        Labor Relations.  There are no strikes, lockouts or other material labor disputes or grievances against the Borrower, or, to the Borrower’s knowledge, threatened against or affecting the Borrower, and no significant unfair labor practice charges or grievances are pending against the Borrower, or, to the Borrower’s knowledge, threatened against it before any Governmental Authority.  All payments due from the Borrower pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower, except where the failure to do so could not reasonably be expected to have an Adverse Effect.

        Section 5.14.        Subsidiaries.  The Borrower is a wholly-owned Subsidiary of the Guarantor.  Other than the Borrower, the Guarantor does not have any other Subsidiaries as of the Closing Date.  As of the Closing Date, the Borrower has no Subsidiaries.

        Section 5.15.        Solvency.  After giving effect to the execution and delivery of the Loan Documents, and the making of the Term Loans under this Agreement, each Loan Party is Solvent.

        Section 5.16.        Approved Leases.  (a) The Approved Leases have been duly executed on behalf of the parties thereto and each constitutes the legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with the terms thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or affecting the enforcement of creditors’ and/or lessors’ rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided therein.  (b) The Approved Leases are free from all defenses, set‑offs and counterclaims; and there are no agreements or understandings respecting the Approved Leases or the Railcars, verbal or written, between Borrower, the Approved Lessee or any guarantor other than those expressed in the Approved Leases.  (c) Borrower has not heretofore alienated, assigned, granted a security interest in, or otherwise disposed of any interest in the Approved Leases, the payment stream becoming due under the Approved Leases or any other amounts due or to become due thereunder, or the Railcars (except, in the case of the Railcars, the leasehold interest of the Approved Lessee under the Lease).  (d) No default has occurred under the Approved Leases.  (e) The Railcars have been delivered to and accepted by the Approved Lessees.  (f) No casualty has occurred with respect to the Railcars.  (g) All signatures, names, addresses, amounts and other material statements and facts contained in the Approved Leases are true, accurate and complete.  (h) The transactions evidenced by the Approved Leases conform with all applicable laws and regulations.  (i) Except as otherwise disclosed to Lender in writing, no rentals or monies due under the Approved Leases have been prepaid and no deposits have been made by the Approved Lessees; and as of the Closing Date, the number of periodic installments of rent in the amount as specified in the Approved Leases, remain due and payable during the term of the Approved Leases.  (j)  All taxes with respect to the Approved Leases, the rentals due thereunder, and the Railcars, which are due as of the Closing Date have been paid. (k) The Exxon Lease and all rights of Borrower thereunder are subject and subordinate to this Agreement; and Borrower may pledge or grant a security interest in the Exxon Lease without the consent of, or notice to, the Approved Lessee thereunder.  Borrower’s rights, benefits and interests under the other Approved Leases are assignable by Borrower without the consent of, or notice to, the Approved Lessees thereunder.

        Section 5.17.        Legal Name, Organizational Status, Chief Executive Office.  On the Closing Date, the correct legal name of the Borrower, the Borrower’s jurisdiction of organization, federal taxpayer identification number and the location of the Borrower’s chief executive office or sole place of business are specified on Schedule II.

        Section 5.18.        Prior Names, Prior Chief Executive Offices.  The Borrower has not used any other names or trade names in the last five years and the location of its chief executive office as set forth on Schedule 5.18 has not changed in the last five years.

        Section 5.19.        Chattel Paper.  No Collateral consisting of Chattel Paper contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Administrative Agent, and the grant of a security interest in such Collateral in favor of the Administrative Agent hereunder does not violate the rights of any other Person as a secured party.

        Section 5.20.        Truth of Information..  All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Borrower to the Administrative Agent, and all other written information heretofore or hereafter furnished by the Borrower to the Administrative Agent, is and will be true and correct in all material respects as of the date furnished.

        Section 5.21.        Collateral Matters.  This Agreement and the other Collateral Documents are effective to create in favor of the Administrative Agent for the ratable benefit of the Lenders a legal, valid and enforceable security interest in the Collateral (as defined herein and therein, as applicable), and when the RGC Memorandum, the STB Memorandum, the Lease Memoranda and UCC financing statements in appropriate form are filed in the appropriate filing offices, this Agreement and the other Collateral Documents, as applicable, shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of the RGC Memorandum, the STB Memorandum, the Lease Memoranda and/or a UCC financing statement) on, and security interest in, all right, title and interest of the Borrower in the Collateral. The security interests granted pursuant to this Agreement constitute valid first priority security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Borrower’s obligations, enforceable in accordance with the terms hereof against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower.

        Section 5.22.        OFAC.  Neither any Loan Party nor any of their Subsidiaries or Affiliates (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Countries, or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any Term Loans hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Person or a Sanctioned Country or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and in effect from time to time.

        Section 5.23.        Patriot Act .  Neither any Loan Party nor any of their Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto.  Neither any Loan Party nor any or their Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

        Section 5.24.        Licenses and Permits .  The Borrower has obtained and now holds all licenses and permits which are necessary to the conduct of its business as now conducted.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that so long as any Obligation remains unpaid or outstanding:

                Section 6.1.        Financial Statements and Other Information.  The Borrower will cause the Guarantor to deliver to the Administrative Agent and each Lender:

(a)            as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each Fiscal Year of Guarantor, the audited consolidated balance sheet of Guarantor and its Subsidiaries as at the end of such year, and the related audited statements of income and statements of cash flow for such year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of any Loan Party or any of its Subsidiaries to continue as going concerns, by KPMG LLP or by other independent certified public accountants reasonably satisfactory to the Administrative Agent;

(b)            as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Guarantor and its Subsidiaries, copies of the unaudited consolidated balance sheet of Guarantor and its Subsidiaries as at the end of such Fiscal Quarter, and the related statements of income and statements of cash flow for the portion of the Fiscal Year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of Guarantor that the information contained in such financial statements fairly presents the financial position of Guarantor and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c)            simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit E hereto (a “Compliance Certificate”) and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 7.1 and 7.2 hereof;

(d)            (i) simultaneously with the filing or mailing thereof, copies of all public filings containing material of a financial nature filed with the Securities and Exchange Commission or with any national securities exchange or sent to the stockholders of Guarantor or any of its Subsidiaries (provided that so long as Guarantor is a public reporting company, the filing of such reports on EDGAR will be deemed to satisfy this reporting requirement), and (ii) promptly, and in any event within five (5) Business Days after receipt thereof by Guarantor or any of its Subsidiaries, copies of each public notice or other public correspondence received from the Securities and Exchange Commission or any national securities exchange concerning any investigation or possible investigation or other inquiry by such agency regarding any financial or other operational results of any Loan Party or any of its respective Subsidiaries which could reasonably be expected to have an Adverse Effect;

(e)            simultaneously with the delivery of the financial statements referred to in subsection (b) above, a report with respect to the Railcars and the Approved Leases, in form and detail reasonably satisfactory to the Administrative Agent, setting forth (A) the aggregate number of Railcars then subject to the Approved Leases, including an updated listing of such Railcars and their identifying marks (including identifying any change in the identifying mark assigned to any Railcar), any material change related to the Approved Leases or the other Collateral, any change in the identity of any Approved Lessee, or any change in the amount of rentals payable or any other material terms of an Approved Lease; and

(f)            promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any of the Loan Parties as the Administrative Agent or any Lender may reasonably request.

                Section 6.2.        Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)            the occurrence of any Default or Event of Default;

(b)            the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)            the occurrence of any event or any other development by which the Borrower (i) fails to comply with any Environmental Law with respect to the Railcars or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law with respect to the Railcars, (ii) becomes subject to any Environmental Liability with respect to the Railcars, (iii) receives notice of any claim with respect to any Environmental Liability with respect to the Railcars, or (iv) becomes aware of any basis for any Environmental Liability with respect to the Railcars, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d)            promptly and in any event within 15 days after (i) the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by the Borrower or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (ii) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of the Borrower or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the Borrower;

(e)            the occurrence of any default or event of default, or the receipt by the Borrower of any notice of an alleged default or event of default, with respect to any Material Indebtedness of the Borrower;

(f)            if a Railcar suffers a casualty or ceases to be subject to an Approved Lease; or there is an amendment or termination (in whole or in part) of, or default under, an Approved Lease; and

(g)            any pending or threatened litigation involving Borrower, where the amount claimed exceeds $5,000,000.

The Borrower will furnish to the Administrative Agent and each Lender, promptly and in any event at least thirty (30) days prior thereto, notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or legal structure, (iv) in any Loan Party’s federal taxpayer identification number or organizational number or (v) in any Loan Party’s jurisdiction of organization.

The Borrower will furnish to the Administrative Agent notice not less than ninety (90) days prior to the scheduled expiration or anticipated replacement of any Approved Lease and of the steps being undertaken by the Borrower to replace any such expiring Approved Lease.

Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.

                Section 6.3.        Existence; Conduct of Business, Etc.  The Borrower shall: (i) comply with the provisions of its organizational documents, (ii) cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, (iii) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain solvent, (iv) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, and (v) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate.

                Section 6.4.        Compliance with Laws.  The Borrower will comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                Section 6.5.        Payment of Obligations.  The Borrower will pay and discharge at or before maturity all of its obligations and liabilities (including, without limitation, all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                Section 6.6.        Books and Records.  The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the financial statements of the Borrower in conformity with GAAP.  In addition, the Borrower will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received in connection with each Approved Lease.

                Section 6.7.        Further Identification of Collateral.  The Borrower will furnish to the Administrative Agent, at the Borrower’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                Section 6.8.        Visitation and Inspection.  The Borrower will permit any representative of the Administrative Agent or any Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as of-ten as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required.

                Section 6.9.        Maintenance and Operation; Possession.

(a)            The Borrower shall either (x) at its own cost and expense, maintain, repair and keep each Railcar, or (y) require the applicable Approved Lessee to maintain, repair and keep each Railcar, (i) according to prudent industry practice, in good working order, and in good physical condition for railcars of a similar age and usage, normal wear and tear excepted, (ii) in a manner consistent with maintenance practices used by the Borrower in respect of equipment owned or leased by the Borrower similar in type to such Railcar, (iii) in accordance in all material respects with all manufacturer’s warranties in effect and in accordance with all applicable provisions, if any, of insurance policies required to be maintained pursuant to Section 6.19, (iv) in compliance in all material respects with any applicable laws and regulations, including, without limitation, the Rules of Interchange of the AAR, rules and regulations of the FRA, the Surface Transportation Board, the U.S. Department of Transportation or Rail Canada and Rules of Interchange as they apply to the maintenance and operation of the Railcars in interchange regardless of upon whom such applicable laws and regulations are nominally imposed and (v) in a condition mechanically suitable for interchange by an operator in revenue service; provided, however, that the Borrower may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such standard, rule or regulation in any reasonable manner which does not materially interfere with the use, possession or operation of any of the Railcars or materially adversely affect the rights or interests of the Administrative Agent in the Railcars or hereunder or otherwise expose the Administrative Agent or any Lender to civil, regulatory, administrative or criminal sanctions or injunctive relief.  In no event shall the Borrower discriminate as to the use or maintenance of any Railcar (including the periodicity of maintenance or record keeping in respect of such Railcar) as compared to equipment of a similar nature which the Borrower owns or leases.  The Borrower will maintain, or shall require the applicable Approved Lessee to maintain, all records, logs and other materials required by relevant industry standards or any governmental authority having jurisdiction over the Railcars required to be maintained in respect of any Railcar as required as of the applicable Closing Date and required under any subsequent regulation or ruling.  The Borrower will not use, and will not permit any Approved Lessee to use, any Railcar for the carriage or transportation of Hazardous Materials.

(b)            The Borrower shall be entitled to the possession of the Railcars and to the use of the Railcars by it, any of its Affiliates or Approved Lessees in the continental United States, Canada and Mexico (provided that at any one time no more than 10% of the Railcars shall be used or located in Mexico), only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear.  In no event shall the Borrower make use of any Railcar in any jurisdiction not included in the insurance coverage required by Section 6.19.

(c)            Notwithstanding anything to the contrary set forth herein (including, without limitation, the collateral assignment and grant of a security interest in the Collateral pursuant to Section 3.1), neither the Administrative Agent nor any of the Lenders shall assume or shall be required to perform, and the Borrower shall remain primarily responsible for and shall perform, the Servicing Obligations at all times.

                Section 6.10.        Use of Proceeds; Margin Regulations.  The Borrower will use the proceeds of the Term Loans to refinance the acquisition cost of the Railcars.  No part of the proceeds of any Term Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.

                Section 6.11.        Casualty and Condemnation.  The Borrower (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any of the Collateral and (b) will ensure that the net cash proceeds of any such event (whether in the form of insurance proceeds or otherwise) are collected and applied in accordance with Section 2.6 and the other applicable provisions of this Agreement and the Collateral Documents.

                Section 6.12.        Changes in Names, Locations.  The Borrower recognizes that financing statements pertaining to the Collateral have been or may be filed where the Borrower is organized.  Without limitation of any other covenant herein, the Borrower will not cause or permit (i) any change to be made in its legal name, identity or organizational structure or (ii) any change to the Borrower’s jurisdiction of organization, unless the Borrower shall have first (1) notified the Administrative Agent of such change at least thirty (30) days prior to the date of such change, and (2) taken all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement.  In any notice furnished pursuant to this Section, the Borrower will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Administrative Agent’s security interest in the Collateral.

                Section 6.13.        Compliance with Contractual Obligations.  The Borrower will perform and comply in all material respects with all of its contractual obligations relating to the Collateral, including (without limitation) the Approved Leases.

                Section 6.14.        Limitations on Dispositions of Collateral; Leases.  The Administrative Agent and the Lenders do not authorize the Borrower to, and the Borrower agrees not to, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except to the extent expressly permitted by this Agreement. Notwithstanding the foregoing and provided no Event of Default has then occurred and is continuing, the Borrower shall be entitled:  (a) with the prior approval of the Required Lenders, to enter into a lease which is expressly subject and subordinate to the financing arrangement contemplated herein so long as the Approved Lessee’s right of quiet enjoyment is not disturbed for any Railcar or Railcars (pursuant to a car service contract or otherwise) to an Approved Lessee, or (b) with the prior approval of the Required Lenders, to grant permission for the use of any Railcar or Railcars under car contracts, by, (i) a railroad company or companies incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada or any province thereof (subject in all cases to Section 6.9(b)), upon lines of railroad owned or operated by such railroad company or companies in the United States, Canada and Mexico (provided that at any one time no more than 10% of the Railcars shall be used or located in Mexico) or over which such railroad company or companies have trackage rights or rights for operation of their trains, and upon connecting and other carriers in the usual interchange of traffic or (ii) responsible companies (i.e., a company with which the Borrower would do business in the ordinary course of the Borrower’s business with respect to railcars which it owns, leases or manages) other than railroad companies for use in their business.  In addition to the Approved Leases described on Schedule III, and the Approved Lessees under such Approved Leases, upon the prior approval of the Required Lenders, the lessees described in clauses (b)(i) and (b)(ii) of the preceding sentence shall be deemed Approved Lessees and the leases to such lessees shall be deemed Approved Leases. No Approved Lease shall include a provision that prohibits the assignment of such lease to the Administrative Agent, on behalf of the Lenders.  No Approved Lease entered into by the Borrower hereunder shall relieve the Borrower of any liability or obligation hereunder, which shall be and remain those of a principal and not a surety; provided that Borrower shall be deemed in compliance with this Agreement with respect to maintenance and other obligations relating to the Railcars as long as the Approved Lessee is required to perform such maintenance and other obligations under the Approved Lease and Borrower enforces such requirements in accordance with commercially reasonable standards and practice.

                Section 6.15.        Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts.  The Borrower will not (i) amend, modify, terminate or waive any provision of any Approved Lease comprising a portion of the Collateral, or (ii) fail to exercise promptly and diligently each and every right which it may have under any Approved Lease comprising a portion of the Collateral (other than any right of termination), except where such action or failure to act, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                Section 6.16.        Analysis of Accounts.  The Administrative Agent shall have the right at any time and from time to time upon reasonable prior notice to make test verifications of the Approved Leases comprising a portion of the Collateral in any manner and through any medium that it reasonably considers advisable, and the Borrower, at the Borrower’s sole cost and expense, shall furnish (or cause to be furnished) all such assistance and information as the Administrative Agent may require in connection therewith.  At any time and from time to time, upon the Administrative Agent’s request and at the expense of the Borrower, the Borrower shall furnish (or cause to be furnished) to the Administrative Agent reports showing reconciliations, aging and test verifications of the Approved Leases comprising a portion of the Collateral, and all original and other documents evidencing, and relating to, the Approved Leases comprising a portion of the Collateral.

                Section 6.17.        Further Assurances.  The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created hereby or by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.  The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created hereby and/or by the Collateral Documents.

Section 6.18.        Maintenance of Perfected Security Interest; Further Documentation.

(a)            The Borrower shall take all action reasonably requested by the Administrative Agent to maintain the security interest created by this Agreement as a perfected first priority security interest and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)            At any time and from time to time, upon the request of the Administrative Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as the Administrative Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Administrative Agent or any other Lender to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c)            This Section and the obligations imposed on the Borrower by this Section shall be interpreted as broadly as possible in favor of the Administrative Agent in order to effectuate the purpose and intent of this Agreement.

            Section 6.19.        Insurance.  (a)  The Borrower will maintain with financially sound and reputable insurers reasonably acceptable to the Required Lenders (it being understood that the Lenders’ funding of the Term Loan shall constitute the Required Lenders’ acceptance of  insurance in effect on each Closing Date) insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the general practices of businesses engaged in similar activities in similar geographic areas; and, in any event, with respect to liability insurance in an amount not less than $30,000,000.  The Borrower shall cause the Administrative Agent to be named as an additional insured and lender loss payee under all policies of insurance maintained pursuant to the provisions of this Section 6.9(a), and shall deliver to the Administrative Agent (i) on each Closing Date, evidence in form and substance satisfactory to the Required Lenders of such insurance policies, and (ii) thereafter, evidence of the renewal of such insurance policies in form and substance satisfactory to the Required Lenders not less than thirty (30) days prior to the expiration of such policies.  Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument issued to Administrative Agent that:  (x) it shall give the Administrative Agent and the Lenders at least thirty (30) days’ prior written notice of the effective date of the cancellation, cessation, reduction in amount of coverage, or any other material alteration or cancellation of such policy; and (y) insurance as to the interest of any named additional insured or loss payee other than the Borrower shall not be invalidated by actions, inactions, breach of warranty or conditions or negligence of the Borrower or any Person other than the Lenders with respect to such policy or policies.

(b)            The Borrower will exercise commercially reasonable efforts to enforce the insurance obligations of each Approved Lessee set forth in each Approved Lease relating to one or more Railcars.

            Section 6.20.        Modification.

(a)            Required Modifications. In the event the AAR, the United States Department of Transportation, or any other United States, or state governmental agency or any other applicable law or for Railcars to be used in Canada, by any Canadian, applicable provincial agency or other applicable law requires that any Railcar be altered, replaced, modified or retrofitted whether such requirement is imposed on the owner or for use in the ordinary course by an operator thereof (a “Required Modification”), the Borrower shall either (i) at its own expense make, or (ii) require the applicable Approved Lessee to make, such Required Modification; provided, however, that the Borrower may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which does not materially interfere with the use, possession, operation or return of any Railcar or materially adversely affect the rights or interests of the Administrative Agent in the Railcars or hereunder or otherwise expose the Administrative Agent or any Lender to civil, regulatory, administrative or criminal sanctions or injunctive relief. Notwithstanding anything herein to the contrary, if the Borrower determines in good faith that any Required Modification to a Railcar would be economically impractical, in lieu of making the Required Modification as provided above, the Borrower may provide written notice of such determination to the Administrative Agent and treat such Railcar as if an Event of Loss had occurred as of the date of such written notice with respect to such Railcar; provided that the Borrower shall not discriminate against such Railcar in making such determination of economic impracticality as compared with other equipment of the same type as such Railcar which is owned or leased by the Borrower.

(b)            Optional Modifications. The Borrower at any time may in its discretion and at its own cost and expense modify, alter or improve any Railcar in a manner which is not required by Section 6.20(a) (a “Modification”); provided that no Modification shall diminish the fair market value, utility or remaining economic useful life of such Railcar below the fair market value, utility, or remaining economic useful life thereof immediately prior to such Modification, in any non de minimis respect, assuming such Railcar was then in the condition required to be maintained by the terms of this Agreement. If the Borrower shall at its cost cause any Severable Modifications to be made to any Railcar, the Borrower may, at any time, remove such Severable Modifications at its cost and expense and the Borrower shall, at its expense, repair any damage resulting from the removal of any such Severable Modifications in a manner consistent with Section 6.20(d).

(c)            Additions Subject to Lien of this Agreement. All parts incorporated or installed in or attached or added to the Railcars pursuant to Section 6.20(a) and all Non-Severable Modifications made pursuant to Section 6.20(b) shall, without further act, become subject to the Lien of this Agreement.

(d)            Removal of Property; Replacements.  The Borrower may, in the ordinary course of maintenance or repair of any Railcar, remove any item of property constituting a part of such Railcar, and unless the removal of such item is required by Section 6.20(a) hereof, the Borrower shall replace such item as promptly as practicable by an item of property that is free and  clear of all Liens (other than Permitted Encumbrances) and in as good operating condition as, and with a fair market value, utility and remaining economic useful life at least equal to, the item of property being replaced, assuming that such replaced item was in the condition required to be maintained by the terms of this Agreement. All items at any time removed from such Railcar in the ordinary course of maintenance and repair as provided in the preceding sentence shall remain subject to the Lien of this Agreement, no matter where located, until such time as such items shall be replaced in accordance with the terms specified above. Upon any replacement item of property becoming incorporated or installed in or attached to any Railcar, without further act, (i) such replacement part shall become subject to the Lien of this Agreement, and (ii) the replaced item of property shall no longer be subject to the Lien of this Agreement. Upon request of the Borrower, the Administrative Agent shall, at the Borrower’s expense, execute and deliver to the Borrower such documents as may be reasonably required to evidence the release of any replaced item of property from the Lien of this Agreement.

ARTICLE VII

FINANCIAL COVENANTS AND NEGATIVE COVENANTS

The Borrower covenants and agrees that so long as any Obligation remains outstanding:

                Section 7.1.        Maximum Consolidated Funded Debt to Consolidated Tangible Net Worth.  The Loan Parties will not permit, at the end of any calendar quarter, the ratio of (a) Consolidated Funded Debt to (b) Consolidated Tangible Net Worth to be more than 3.75:1.00.

                Section 7.2.        Minimum Fixed Charge Coverage Ratio.  The Loan Parties will not permit as at the end of any Reference Period, the ratio of (a) Consolidated Operating Cash Flow for such Reference Period to (b) Consolidated Total Debt Service for such Reference Period to be less than 1.20:1.00.

Section 7.3.        Fundamental Changes.

(a)            The Borrower will not merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, unless such merger or consolidation does not result in a Change in Control of the Borrower, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or liquidate or dissolve.

(b)            The Borrower will not engage in any business other than businesses of the type conducted by the Borrower on the date hereof and businesses reasonably related thereto.

                Section 7.4.        Sale of Collateral.  The Borrower will not convey, sell, lease, assign, transfer or otherwise dispose of or encumber any of the Collateral, other than:  (i) pursuant to an Approved Lease; and (ii)  in connection with a prepayment of the portion of the loan pertaining to such Collateral, as required pursuant to Section 2.6.

                Section 7.5.        Accounting Changes.  The Borrower will not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower.

                Section 7.6.        Government Regulation.  The Borrower will not (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

                Section 7.7.        Financing Statements.  The Borrower shall not file any amendments, corrective statements or termination statements concerning the Collateral without the prior written consent of the Administrative Agent.

ARTICLE VIII

EVENTS OF DEFAULT

                Section 8.1.        Events of Default.  If any of the following events (each, an “Event of Default”) shall occur:

(a)            the Borrower shall fail to pay any principal of, or any interest on, any Term Loan within five (5) Business Days of the applicable due date, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)            the Borrower shall fail to pay any fee (including, without limitation, any Prepayment Fee) or any other amount payable under this Agreement or any other Loan Document, within five (5) Business Days of the applicable due date; or

(c)            any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be inaccurate in any material respect (other than any representation or warranty that is expressly qualified by an Adverse Effect or other materiality, in which case such representation or warranty shall prove to be inaccurate in any respect) when made or deemed made or submitted provided that, with respect to any such inaccuracy that is capable of being cured, Borrower fails to effect such cure within five (5) Business Days thereafter; or

(d)            the Borrower shall fail to observe the covenants in Sections 7.1, 7.2, 7.3(a), 7.4 and 7.6 of this Agreement; or

(e)            any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in this subsection (a), (b), and (d) above) or any other Loan Document, and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(f)            the Borrower (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(g)            the Guarantor (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(h)            the Borrower or any other Loan Party shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a bankruptcy or insolvency related custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (i) of this Section, (iii) apply for or consent to the appointment of a bankruptcy or insolvency related custodian, trustee, receiver, liquidator or other similar official of the Borrower or any such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(i)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any other Loan Party or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a bankruptcy or insolvency related custodian, trustee, receiver, liquidator or other similar official for  the Borrower or any other Loan Party or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(j)            the Borrower or any Loan Party shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(k)            (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower or any other Loan Party in an aggregate amount exceeding $5,000,000, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding $5,000,000, or (iii) there is or arises any potential Withdrawal Liability in an aggregate amount exceeding $5,000,000; or

(l)            any final judgment or order for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Borrower or any other Loan Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m)            any non-monetary judgment or order shall be rendered against the Borrower or any other Loan Party that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(n)            a Change in Control shall occur or exist; or

(o)            any Loan Party shall cease operations, liquidate, or dissolve; or

(p)            any provision of the Guaranty or any Collateral Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation under the Guaranty or any Collateral Document (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 10.11); or

(q)            any Lien purported to be created hereunder or under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required hereunder or by the applicable Collateral Documents; or

(r)            an event of default, after giving effect to any applicable grace or cure period, shall occur under any of the other Loan Documents.

then, and in every such event (other than an event with respect to the Borrower described in subsection (i) or (j) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the follow-ing actions, at the same or different times: (i) declare the Prepayment Amount, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (ii) exercise all remedies contained herein or in any other Loan Document, and (iii) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (i) or (j) shall occur, the principal of the Term Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                Section 8.2.        UCC and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of and at the direction of the Lenders, may exercise, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (regardless of whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity; provided that exercise of such remedies shall be subject to any rights of quiet enjoyment of any lessee under an Approved Lease.  Without limiting the generality of the foregoing, the Administrative Agent, but subject to any rights of quiet enjoyment of a lessee under an Approved Lease, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived and released.  If an Event of Default shall occur and be continuing, the Administrative Agent may, subject to any rights of quiet enjoyment of a lessee under an Approved Lease: (1) enter upon the premises where any such Collateral is located (without obligation for rent) and take immediate possession of and remove (or disable in place) the Railcars (and/or any unattached parts) by self-help, summary proceedings or otherwise, all without liability from Administrative Agent to Borrower for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise; and/or (2) require Borrower to assemble and return each Railcar to Administrative Agent, (i) in compliance with the requirements of Section 6.9, including without limitation, in a condition suitable for interchange under the rules of the AAR (if applicable to such Railcar), and any other governmental body having jurisdiction in the matter, (ii) in such operating condition as is capable of performing its originally intended use, in at least as good condition and repair as when originally delivered to Borrower, ordinary wear and tear excepted, including, but not limited to, having fully functional and wind/water/commodity tight hatches, doors and outlets, (iii) having been used, operated, serviced and repaired in accordance and otherwise complying with Section 6.9 hereof, (iv) free and clear of all Liens (other than Permitted Encumbrances) whatsoever, (v) free of all accumulations and deposits of the commodities transferred in or on each Railcar (if applicable), (vi) to the Designated Location, (vii) with undercarriage systems, including any related trucks and rollers of a type, size and quality standard in compliance with AAR specifications, and (viii) if so requested by Administrative Agent, with all road numbers and/or any special paint, lettering or marks of Borrower removed in a workmanlike manner and if requested by Administrative Agent, remark the Railcars in accordance with Administrative Agent’s instructions; and/or (3) require Borrower to store each Railcar, as follows:  (i) Borrower shall forthwith cause such Railcars to be transported to the Designated Location or stored on not more than two (2) storage tracks reasonably designated by Administrative Agent for a period of not more than one hundred eighty (180) days (provided that Borrower shall cause the Railcars to be transported to the Designated Location promptly upon Administrative Agent’s request), after which period Borrower shall forthwith cause the Railcars to be transported to the Designated Location; (ii) furnish storage of or arrange for Administrative Agent to store such Railcars until such Railcars have been sold, leased or otherwise disposed of by Administrative Agent for a period not to exceed one hundred eighty (180) days after all Railcars have been delivered to the Designated Location in the condition required by this Section.  Upon reasonable notice to Borrower, Administrative Agent or its representative(s), or representatives of potential purchaser(s)/lessee(s) of such Railcars, shall, subject to any rights of quiet enjoyment of lessees under Approved Leases, have the right to inspect the Railcars at the Designated Location from time to time.  Upon request of Administrative Agent, Borrower shall, subject to any rights of quiet enjoyment of lessees under Approved Leases, deliver all of the Railcars that have been so stored to any interchange point on Borrower's rail lines selected by Administrative Agent; and (iii) subject to any rights of quiet enjoyment of lessees under Approved Leases, cause such Railcars to be transported to such interchange point or points as shall be designated by Administrative Agent upon any sale, lease or other disposition of all or any of such Railcars.  All movement to and storage of each Railcar is to be at the risk and expense of Borrower, and insurance under Section 6.19 hereof is to be continued for the duration of the storage period. Borrower shall also deliver all related records and other data to Administrative Agent, including all records of maintenance, modifications, additions and major repairs, computerized maintenance history, and any maintenance and repair manuals (collectively, the “Records”).  All manuals or other documents delivered to Administrative Agent that are subject to periodic revision will be fully up-to-date and current to the latest revision standard of any particular manual or document.  In the event any such Records are missing or incomplete, Administrative Agent shall have the right to cause the same to be reconstructed at Borrower’s expense.  Without limiting any other terms or conditions of this Agreement, the provisions of this Section are of the essence of this Agreement, and upon application to any court of equity having jurisdiction, Administrative Agent shall be entitled to a decree against Borrower requiring Borrower’s specific performance of its agreements in this Section.

Any sale or transfer by the Administrative Agent either to itself or to any other Person shall be subject to the rights of quiet enjoyment of lessees under Approved Leases, but otherwise absolutely free from any claim of right by the Borrower, including any equity or right of redemption, stay or appraisal which the Borrower has or may have under any rule of law, regulation or statute now existing or hereafter adopted.  Upon any such sale or transfer, subject to any rights of quiet enjoyment of lessees under Approved Leases, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 8.8 of this Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Borrower.  To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity and to apply the proceeds of the same towards payment of the Obligations.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.  The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

                Section 8.3.        Collections on Approved Leases.  The Administrative Agent hereby authorizes the Borrower to collect upon the Approved Leases, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may deliver to the Approved Lessees the Notice of Assignment or otherwise notify the applicable Approved Lessees that payments in respect of the Approved Leases shall thereafter be made directly to the Administrative Agent and/or the Administrative Agent may instruct Borrower to cease performing the Servicing Obligations and may designate a successor Person to provide the Servicing Obligations pursuant to any or all of the Approved Leases (in each case, subject to the prior consent of the Required Lenders).  The Administrative Agent may in its own name or in the name of others communicate with the applicable Approved Lessees to verify with them to its satisfaction the existence, amount and terms of any applicable Approved Leases.  So long as Borrower is continuing to perform the Servicing Obligations, if the Administrative Agent receives Excluded Payments under an Approved Lease relating to such Servicing Obligations, it shall promptly forward such payments to Borrower upon receipt of evidence reasonably satisfactory to the Administrative Agent of payment by Borrower of the amount being reimbursed to Borrower.

                Section 8.4.        [Reserved].

                Section 8.5.        Waiver; Deficiency.  The Borrower waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law.  The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                Section 8.6.        Non-Judicial Enforcement.  The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, the Borrower expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

                Section 8.7.        Remedies Cumulative.  The rights and remedies provided in this Agreement and in the other Loan Documents or otherwise under applicable laws shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

                Section 8.8.        Application of Proceeds from Collateral.  All proceeds from each sale of, or other realization upon, all or any part of the Collateral by the Administrative Agent after an Event of Default arises shall be applied as follows:

(a)            first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b)            second, to the fees and other reimbursable expenses of the Administrative Agent, then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c)            third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d)            fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

(e)            fifth, to the aggregate outstanding principal amount of the Term Loans, until the same shall have been paid in full, allocated pro rata among the Lenders based on their respective pro rata shares of the aggregate amount of such Term Loans; and

(f)            sixth, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares.

ARTICLE IX

THE ADMINISTRATIVE AGENT

                Section 9.1.        Appointment of the Administrative Agent.  Each Lender appoints Bank of Utah as the administrative and collateral agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto, including, without limitation, the right to hold Collateral for itself and the Lenders.  The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

                Section 9.2.        Nature of Duties of the Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any other Loan Party that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  Subject to Sections 9.6 and 10.2, the Administrative Agent shall take such action and deliver such notices as the Required Lenders may direct from time to time. The Administrative Agent shall not be li-able for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negli-gence or willful misconduct.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

                Section 9.3.        Lack of Reliance on the Administrative Agent.  Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

                Section 9.4.        Certain Rights of the Administrative Agent.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

                Section 9.5.        Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person.  The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower), indepen-dent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

                Section 9.6.        Indemnification.   The Lenders hereby agree to indemnify and hold harmless the Administrative Agent only in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) on a pro rata basis (in accordance with its respective Term Loan), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent’s bad faith, gross negligence or willful misconduct.  The agreements in this Section 9.6 shall survive the payment of the Term Notes and all other amounts payable hereunder and the termination of this Agreement.

                Section 9.7.        The Administrative Agent in its Individual Capacity.  Bank of Utah acting as the Administrative Agent and its Affiliates may accept de-posits from, lend money to, and generally engage in any kind of business with the Borrower or any other Loan Party or any Affiliate of the Borrower or of any other Loan Party as if it were not the Administrative Agent hereunder.

Section 9.8.        Successor Administrative Agent.

(a)            The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

(b)            The Administrative Agent may be removed (i) upon the commencement of any voluntary case or other proceeding by the Administrative Agent under any federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a bankruptcy or insolvency related custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) upon the commencement of any involuntary case or other proceeding against the Administrative Agent under any federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a bankruptcy or insolvency related custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property and such case or other proceeding shall remain undismissed for a period of sixty (60) days, or (iii) at any time for cause upon not less than thirty (30) days prior written notice, in each case by Lenders holding at least 75% of the aggregate outstanding Term Loans at such time.

(c)            Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  If, within forty-five (45) days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above.  After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

                Section 9.9.        Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.10.        The Administrative Agent May File Proofs of Claim.

(a)            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)            Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                Section 9.11.        Authorization to Execute Other Loan Documents.  Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents and any subordination agreements) other than this Agreement.

                Section 9.12.        Collateral and Guaranty Matters.  The Lenders irrevocably agree to authorize the Administrative Agent to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2.  Lenders understand that time is of the essence in agreeing to release Collateral, so if any Lender fails to respond (either affirmatively or negatively -- with consent not to be unreasonably withheld) with respect to any request to release any Lien within five (5) Business Days of notice by Borrower hereunder, the Lender shall be deemed to have approved such release and unless another Lender shall have objected to such release, Administrative Agent shall then promptly release such Lien.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section.  In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted hereunder or under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.

                Section 9.13.        Right to Realize on Collateral and Enforce Guarantee.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.14.        The Administrative Agent’s Appointment as Attorney-in-Fact.

(a)            The Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement and the other Loan Documents, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement and the other Loan Documents, and, without limiting the generality of the foregoing, the Borrower hereby gives the Administrative Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

(i)            pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

(ii)            (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to the Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any or all such moneys due with respect to the Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to the Borrower, and execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of the Borrower; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (I)  generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the direction of the Lenders and the Borrower’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do (including, without limitation, designating a successor Person to provide the Servicing Obligations pursuant to any or all of the Approved Leases (subject to the prior consent of the Required Lenders)).

Anything in this subsection to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.

(b)            If the Borrower fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at the direction of the Lenders, may perform or comply, or otherwise cause performance or compliance, with such agreement or obligation.

(c)            The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the rate for Default Interest from the date of payment by the Administrative Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Administrative Agent on demand.

(d)            The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            Section 9.15.        Duty of the Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers.  The Administrative Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.  To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against the Borrower or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  The Borrower, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any Lender to proceed against the Borrower or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any Lender now has or may hereafter have against the Borrower or other Person.

            Section 9.16.        Filing of Financing Statements.  Pursuant to the UCC and any other applicable law, the Borrower authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record memoranda, financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of the Borrower in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

            Section 9.17.        Notices Received by Administrative Agent.  The Administrative Agent shall forward to the Lenders at their respective notice addresses set forth herein, all notices received by the Administrative Agent from the Borrower or the Guarantor.

ARTICLE X

MISCELLANEOUS

Section 10.1.Notices.

(a)            Written Notices.

(i)            Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, or mailed by certified mail, to the address specified on Schedule V or delivered by electronic communication, as permitted in Section 10.1(b).

Any party hereto may change its applicable address for notices and other communications hereunder by notice to the other parties hereto.  All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery and if delivered by electronic communication, upon compliance with the procedures in Section 10.1(b); provided that notices delivered to the Administrative Agent shall not be effective until actually received by such Person at its address specified in this Section.

(i)            Any agreement of the Administrative Agent or any Lender herein to receive certain notices by telephone is solely for the convenience and at the request of the Borrower.  The Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or any Lender in reliance upon such telephonic notice.  The obligation of the Borrower to repay the Term Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent or any Lender to receive written confirmation of any telephonic notice or the receipt by the Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent and such Lender to be contained in any such telephonic notice.

(b)            Electronic Communications.

(i)            Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 10.2.        Waiver; Amendments.

(a)            No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall oper-ate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exer-cise of any other right or power hereunder or thereunder.  The rights, remedies, powers and privileges of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclu-sive of any rights or remedies provided by law.  No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)            No amendment or waiver of any provision of this Agreement or of the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, or the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the spe-cific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:

(i)            increase the Term Loan Commitment of any Lender without the written consent of such Lender;

(ii)            reduce the principal amount of any Term Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

(iii)            postpone the date fixed for any payment of any principal of, or interest on, any Term Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Term Loan Commitment, without the written consent of each Lender affected thereby;

(iv)            change Section 2.11(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(v)            change any of the provisions of this subsection (b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are re-quired to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;

(vi)            release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender; or

(vii)            release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of thereof.

Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Term Loan Commitment of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.10 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Section 10.3.     Expenses; Indemnification.

(a)            The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside coun-sel) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Term Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Term Loans.

(b)            The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any other Loan Party, or any Environmental Liability related in any way to the Borrower or any other Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website, except as a result of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(c)            The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with re-spect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d)            To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under subsection (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (in accordance with its respective Term Loan determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(e)            To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Term Loan or the use of proceeds thereof.

(f)            All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.4.    Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, or (ii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loan at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the principal outstanding balance of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $10,000,000, unless (subject to the provisions of subsection (iii) below) the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed).

(ii)            Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to such assigning Lender’s Term Loan.

(iii)            Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (a)(i)(B) of this Section and, in addition, the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is of the Term Loan to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender.

(iv)            Assignment and Acceptance.  The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, and (C) the documents required under Section 2.10(e).

(v)            No Assignment to certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) any Loan Party or any of such Loan Parties’ Affiliates or Subsidiaries.

(vi)            No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(b)            Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)            The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its offices in Salt Lake City, Utah, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.  In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent Bank of Utah serves in such capacity, Bank of Utah and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5.      Governing Law; Jurisdiction; Consent to Service of Process.

(a)            This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law of the State of New York (without regard to the conflicts of laws principles of such State, except as to the effect of Title 14, Sections 5-1401 and 1402 of the New York General Obligations Law); provided, however, that the parties shall be entitled to all rights conferred by 49 U.S.C. §11301 and such additional rights arising out of the filing, recording or depositing of this Agreement, the STB Memorandum, the RGC Memorandum and/or of any assignment hereof or thereof or out of the marking on the Railcars as shall be conferred by the laws of the several jurisdictions in which this Agreement or any assignment hereof shall be filed, recorded or deposited, or in which any Railcars may be located.

(b)            The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court or, to the extent permitted by applicable law, such appellate court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)            The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
                Section 10.6.    WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            Section 10.7.    Right of Set-off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender, irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured.  Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.  Each Lender agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower to such Lender.

            Section 10.8.    Counterparts; Integration.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.  Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

            Section 10.9.    Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Term Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan or any fee or any other amount payable under this Agreement is outstanding.  The provisions of Sections 2.10 and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loans or the termination of this Agreement or any provision hereof.

            Section 10.10.    Severability.  Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 10.11.    Confidentiality.  Each of the Administrative Agent and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Loan Parties (and their Related Parties) or their businesses, to the extent designated in writing as confidential and provided to it by the Borrower, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Loan Parties (and their Related Parties), except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Loan Parties (and their Related Parties), (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the consent of the Borrower.  Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.  In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section shall govern.

            Section 10.12.    Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Term Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Term Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Term Loan but were not payable as a result of the operation of this Section shall be cumulated until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

            Section 10.13.    Waiver of Effect of Corporate Seal.  The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

            Section 10.14.    Patriot Act.  The Administrative Agent and each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

            Section 10.15.    No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and the other Loan Parties acknowledge and agree and acknowledges each of their Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

            Section 10.16.    UMLER.  Borrower hereby authorizes Administrative Agent, and agrees that Administrative Agent shall be entitled, to access the Universal Machine Language Equipment Register and receive all information thereon with respect to the Railcars, or the use and operation thereof, together with all other such information as may be available from the AAR, and Borrower agrees to execute such instruments or consents as may be necessary or required in order to carry out the intent of this Section.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CAI RAIL INC.

By: /s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer

BANK OF UTAH
as the Administrative Agent
and Collateral Agent

By: /s/ John Thomas
Name: John Thomas
Title: Vice President

FIFTH THIRD BANK
as a Lender

By: /s/ Edward McElveen
Name: Edward McElveen
Title: Vice President

PNC EQUIPMENT FINANCE, LLC
as a Lender

By: /s/ Karen Bowdish
Name: Karen Bowdish
Title: Assistant Vice President

BMO HARRIS EQUIPMENT FINANCE COMPANY
as a Lender

By: /s/ Trish DiBennardi
Name: Trish DiBennardi
Title: Vice President

BANC OF AMERICA LEASING & CAPITAL, LLC
as a Lender

By: /s/ Alison R. Hook
Name: Alison R. Hook
Title: Vice President

SCHEDULE I

Term Loan Commitment Amounts and Pro Rata Share

Lender	Term Loan Commitment Amount	Pro Rata Share
Fifth Third Bank	$30,000,000	30%
PNC Equipment Finance, LLC	$30,000,000	30%
BMO Harris Equipment Finance Company	$15,000,000	15%
Banc of America Leasing & Capital, LLC	$25,000,000	25%

Total	$100,000,000	100%

SCHEDULE II

Legal Name, Organizational Status, Chief Executive Office

Legal Name: CAI Rail Inc.

Jurisdiction of Organization: Delaware

FEIN: 45-4150242

Chief Executive Office: Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105

SCHEDULE V

Notice Address and Payment Instructions

To the Borrower:                                                   CAI Rail Inc.
Steuart Tower
One Market Plaza, Suite 900
San Francisco, California  94105
Attention:
E-mail:

Payment Instructions:

Beneficiary Name: CAI Rail Inc.
Beneficiary Account No.:
Bank Name:
Bank Address:
ABA No.:
Swift Code:

To the Administrative Agent:                                                                      Bank of Utah
200 E. South Temple
Suite 210
Salt Lake City, Utah  84111
Attention:
E-mail:
Telephone:

Payment Instructions:

(For International Wires)                              Please send wires in SWIFT/FED format, not CHIPS
Intermediary Bank:
Bank Name:
Swift Code:
Address:
(For US Domestic Wires)                                                      Beneficiary Bank:
Bank Name:

ABA/Routing #:

Beneficiary:
Account Name:
Account #:
Reference:

To the Lenders:
Notice Address:

Fifth Third Bank
38 Fountain Square Plaza
MD10904A
Cincinnati, Ohio  45263

Payment Instructions:

Bank Name:

ABA Routing #:
Account No.:
Account Name:
Reference:
Attention:

Notice Address:

PNC Equipment Finance, LLC
995 Dalton Avenue
Cincinnati, Ohio  45203

Payment Instructions:

Bank Name:

ABA Routing #:
Account No.:
Account Name:
Reference:
Attention:

2

Notice Address:

BMO Harris Equipment Finance Company
770 N. Water Street
8th Floor (NW8)
Milwaukee, Wisconsin  53202

Payment Instructions:

Bank Name:

ABA Routing #:
Account No.:
Account Name:
Reference:

Notice Address:

Banc of America Leasing & Capital, LLC
555 California Street
San Francisco, California  94104

Payment Instructions:

Bank:
ABA Routing #:
Account No.:
Account Name:
Reference:

3

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

[date to be supplied]

Reference is made to the Loan and Security Agreement dated as of August __, 2016 (as amended and in effect on the date hereof, the “Loan Agreement”), among CAI RAIL INC., the Lenders from time to time party thereto and BANK OF UTAH, as Administrative Agent and Collateral Agent for such Lenders. Terms defined in the Loan Agreement are used herein with the same meanings.

The [name of assignor] (the “Assignor”) hereby sells and assigns, without recourse, to [name of assignee] (the “Assignee”), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Loan Agreement, including, without limitation, the interests set forth below in the Term Loan of the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Loan Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Loan Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Loan Agreement.

This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Person, any documentation required to be delivered by the Assignee pursuant to Section 2.10(e) of the Loan Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Loan Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 10.4(b) of the Loan Agreement.

The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, the Guarantor or any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, the Guarantor any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (iv) if it is a Foreign Person, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date, unless otherwise agreed in writing by the Administrative Agent.

This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Assignment Date:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment:
(“Effective Date”):

Facility	Principal Amount Assigned	Percentage Assigned of Term Loan (set forth, to at least 8 decimals, as a percentage of the aggregate Term Loans of all Lenders thereunder)
Term Loan:		$	%

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By: ______________________________
Name:
Title:

[Name of Assignee], as Assignee

By: ______________________________
Name:
Title:

The undersigned hereby consents to the within assignment1:

BANK OF UTAH, as Administrative Agent

By:
Name:
Title:

1 Consents to be included to the extent required by Section 10.4(b) of the Loan Agreement.

EXHIBIT B

FORM OF GUARANTY

This Guaranty (this "Guaranty") is executed and delivered as of the date set forth below by the undersigned guarantor (the "Guarantor") in favor of Bank of Utah, as Administrative and Collateral Agent (“Administrative Agent”). CAI Rail Inc. (“Customer”), Administrative Agent and the Lenders party thereto (the “Lenders”) have concurrently herewith executed that certain Loan and Security Agreement dated as of August __, 2016 (the “Loan Agreement”). Lenders are unwilling to enter into the Loan Agreement with Customer, unless Guarantor absolutely and unconditionally guarantees to Administrative Agent, for its own benefit and for the benefit of the Lenders, the payment and performance of all obligations of Customer at any time owing to the Administrative Agent and/or the Lenders (the “Guaranteed Parties”). With knowledge that Guaranteed Parties will enter into agreements with or extend financial accommodations to Customer in reliance upon the existence of this Guaranty and the validity and enforceability of the obligations and liabilities of Guarantor to Guaranteed Parties contemplated hereby, Guarantor agrees with Guaranteed Parties as follows:

1.  Guaranty. Guarantor guarantees to Guaranteed Parties the prompt payment and/or performance of all indebtedness, obligations and liabilities of Customer at any time owing to Guaranteed Parties, whether direct or indirect, matured or unmatured, primary or secondary, certain or contingent, or acquired by or otherwise created in favor of Guaranteed Parties, including without limitation any and all rent, loan, purchase or other installment payments, principal balances, taxes, indemnities, liquidated damages, accelerated amounts, return deficiency charges, stipulated loss and casualty value payments, transaction expenses and other reimbursements, administrative charges, all interest, late charges and fees, attorneys’ fees or enforcement and other costs, which may at any time be payable to Guaranteed Parties, together with all claims for damages arising from or in connection with the failure to punctually and completely pay or perform such obligations, whether or not such obligations are from time to time reduced or extinguished and thereafter increased or incurred (collectively the "Obligations"). This Guaranty is a guaranty of payment and performance, and not a guaranty of collection, and Guarantor hereby undertakes and agrees that if Customer does not or is unable to punctually and completely pay or perform any Obligations for any reason, Guarantor shall (i) punctually pay any such Obligations requiring the payment of money which Customer fails to pay promptly, as and when due, in each case, as an Obligation for payment due directly from Guarantor to Guaranteed Parties and without any abatement, reduction, setoff, defense, counterclaim or recoupment, and (ii) punctually perform any and all Obligations not requiring the payment of money for the benefit of Guaranteed Parties, as an Obligation for performance due directly from Guarantor to Guaranteed Parties. Guarantor shall be deemed to be primarily liable for each Obligation and not merely as a surety thereof.

2.  Continuing Nature of Guaranty; Revocation. This Guaranty is a continuing guaranty and shall in all respects be valid and enforceable without regard to the form or the amount of the Obligations in existence at any time. Guarantor may prospectively revoke this Guaranty by sending written notice, certified mail, return receipt requested, to Guaranteed Parties at the address for Guaranteed Parties specified on Schedule A hereto (the "Revocation Notice"). The revocation of this Guaranty shall not be effective with respect to any Obligation arising on or prior to the date occurring fifteen (15) days after Guaranteed Parties’ receipt of the Revocation Notice (the "Revocation Date"), or to any Obligation arising at any time after the Revocation Date if such Obligation arises as the result of a commitment made by Guaranteed Parties to Customer on or prior to the Revocation Date.

3.  Absolute, Unconditional, Joint and Several Nature of Guaranty. The obligations of Guarantor hereunder are absolute and unconditional, and shall be joint and several with each Guarantor executing this Guaranty and each other party that may be liable, directly or indirectly, for the payment or performance of any of the Obligations. If this Guaranty is executed by more than one party, the term "Guarantor" as used herein shall mean (unless the context otherwise requires) "the Guarantor and each of them" and each and every undertaking shall be their joint and several undertaking. If Customer is a partnership or a limited liability company, the obligations of Guarantor herein contained shall remain in full force and effect notwithstanding any changes in the individuals or members comprising the partnership or the limited liability company, and the term "Customer" shall include any altered or successive partnerships or limited liability companies. Guarantor shall not be released from any obligations under or in respect of this Guaranty for any reason, nor shall such obligations be reduced, diminished or discharged for any reason, including without limitation:

(a)	Modifications; Indulgences; Payment Applications. Any modifications, renewals, or alterations of any agreement, document or instrument relating to any Obligation; any indulgences, adjustments, preferences, extensions or compromises made by Guaranteed Parties in favor of Customer or Guarantor or any other party; or the application of any payments and receipts, by whomever paid and/or however realized, to any amounts owing by Guarantor or Customer to Guaranteed Parties in such manner as Guaranteed Parties shall determine in its sole discretion.
(b)	Condition of Customer or Guarantor. Any insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, appointment of a receiver for, or other similar proceeding affecting Customer or Guarantor; any sale, lease or other disposition of any of the assets of Customer or Guarantor; any reorganization of, or change in the composition of the shareholders, partners or members of, Customer or Guarantor; or any termination of, or other change in, the relationship between Customer and Guarantor.
(c)	Invalidity of Obligations or Other Agreements. The invalidity, illegality or unenforceability of any Obligation for any reason whatsoever, including, but not limited to: the existence of valid abatements, defenses, counterclaims, deductions or off-sets to any Obligation; the violation of applicable usury or other laws by any Obligation; or the lack of authenticity or genuineness of any document or instrument relating to the Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity or unenforceability of any such other guaranty or security.
(d)	Release of Customer. Any complete or partial release of Customer or any other party liable for any Obligation for any reason.
(e)	Release and Care of Collateral; Status of Liens. Any sale, transfer, release, surrender, exchange, deterioration, waste, loss or impairment of any property transferred or assigned by Customer, Guarantor or any other party in respect of any Obligation or otherwise acquired by Guaranteed Parties for lease to Customer or otherwise in connection with any Obligation (collectively, the "Collateral"), whether negligent or willful; the failure of Guaranteed Parties or any other party to exercise reasonable care in the preservation, protection, sale or other treatment of any of the Collateral; the failure of Guaranteed Parties or any other party to create or properly perfect Guaranteed Parties’ rights, title or interests in any Collateral, or any mortgage, pledge, security interest, transfer or assignment of any Collateral (a "Lien"); the unenforceability of any Lien; the creation of any lien or encumbrance on any Collateral in favor of any other party, or the subordination of any Lien in favor of Guaranteed Parties to any such other lien or encumbrance; or the taking or accepting by Guaranteed Parties of any other security for, or assurance of payment of, any Obligation.
(f)	Other Action or Inaction. Any other action or inaction on the part of Guaranteed Parties, whether or not such action or inaction prejudices Guarantor or increases the likelihood or amount that Guarantor will be required to pay or perform in connection with any Obligation pursuant to the terms hereof.

It is the obligation of Guarantor to discharge the Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein. Guarantor is not entering into this Guaranty in reliance on the value or the availability of any Collateral. Guarantor acknowledges that Guarantor may be required to pay the Obligations, in full, without the assistance or support of any other party. Guarantor has not been induced to enter into this Guaranty on the basis that any party other than Customer will be liable to perform any Obligations or that Guaranteed Parties will look to any other party to perform any Obligation. Guaranteed Parties may release, or settle with, the Customer, any Guarantor, or any other party liable, directly or indirectly, for the performance of any Obligation, all without affecting the liability of any other party to this Guaranty. To the extent that this Guaranty is secured by property of Guarantor, Guaranteed Parties shall not be obligated to release its security interest in such property until all applicable preference periods have passed with respect to payments of Obligations made to Guaranteed Parties.

4.  Waivers. Guarantor waives:
(a)	Action Against Others. Any right to require Guaranteed Parties to: institute suit or exhaust remedies against Customer or any other party liable for any Obligation; enforce Guaranteed Parties’ rights in any of the Collateral or other security which is at any time given to secure any Obligation; enforce Guaranteed Parties’ rights against any other Guarantor or any other party liable on any Obligation; join Customer or any other party liable for any Obligation in any action seeking to enforce this Guaranty; or exhaust any other remedies available to Guaranteed Parties or resort to any other means of obtaining payment or performance of any Obligation.

(b)	Notices. Notice of the execution, delivery or acceptance by Guaranteed Parties, Customer or any other party, of this Guaranty or any document, agreement or instrument evidencing any Obligation; notice of the amount of credit extended by Guaranteed Parties to Customer at any time, whether primary or secondary; notice of modifications or extensions of any Obligation; notice of defaults, or other non-performance by Customer in connection with any Obligation; notice of the transfer or disposition by Guaranteed Parties of any Obligation; notice of the repossession, sale or other disposition of any of the Collateral; notice of the acceptance of this Guaranty by Guaranteed Parties; demand and presentation for payment upon Customer or any other party liable for any Obligation; protest, notice of intention to accelerate or notice of acceleration of any Obligation, notice of protest and diligence in bringing suit against Customer or any other party; and any other action or inaction on the part of Guaranteed Parties in connection with this Guaranty or any Obligation.
(c)	Subrogation. Any right which Guarantor may at any time have against Customer, or any other party liable for any Obligation, as a result of the performance by Guarantor of its obligations under this Guaranty, including, but not limited to contractual, statutory and common law rights of subrogation, reimbursement, indemnification, set-off or contribution, until all Obligations owing to Guaranteed Parties have been paid and performed in full.
(d)	Suretyship Defenses. Any defenses which Guarantor may have or assert against the enforcement of this Guaranty or any Obligation based upon suretyship principles or any impairment of Collateral.

5.  Representations; Warranties; Covenants. Guarantor hereby represents, warrants and covenants to and with Guaranteed Parties that:

(a)  Benefit. Guarantor has received, or will receive, substantial benefit from the agreements and transactions giving rise to the Obligations and this Guaranty.
(b)  Authorization; Enforceability. This Guaranty has been duly authorized by all necessary action on the part of Guarantor. The execution, delivery and performance of this Guaranty does not require the approval of, or giving of notice to, any governmental authority and does not contravene or constitute a default under any applicable laws, or any contract, mortgage, agreement, indenture, or other instrument to which Guarantor is a party or by which it may be bound. This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligations of Guarantor enforceable in accordance with its terms except to the extent that the enforcement of remedies hereunder may be limited under applicable bankruptcy and insolvency laws, and the equitable discretion of any court of competent jurisdiction. To Guarantor’s knowledge, there are no actions or proceedings pending or threatened against or affecting Guarantor or any of Guarantor’s property before any court, administrative officer or administrative agency that, if decided adversely, could affect the financial condition or operations of Guarantor or the ability of Guarantor to perform its obligations hereunder.
(c)  Access to Information; No Representation by Guaranteed Parties. Guarantor has adequate means to obtain continuing and sufficient information concerning the financial and business condition of the Customer and other parties liable in respect of the Obligations and Guaranteed Parties shall have no obligation to furnish any such information to Guarantor. Neither Guaranteed Parties nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.
(d)  Subordination. Guarantor hereby subordinates to the indefeasible payment in full in cash of all Obligations, the payment of all obligations and indebtedness of Customer owing to Guarantor, whether now existing or hereafter arising, excluding the Excluded Intercompany Obligations, but including but not limited to any obligation of Customer to Guarantor as subrogee of the Guaranteed Parties resulting from Guarantor’s performance under this Guaranty. Notwithstanding this subordination pursuant to the foregoing sentence, Customer may continue to make payments to Guarantor in the ordinary course of business, unless: (1) a Default or Event of Default has occurred and is continuing; and (2) Administrative Agent shall have notified Customer in writing that payments of Customer’s Obligations that have been subordinated pursuant to this Section 5(d) should lapse until such Default or Event of Default has been cured. As used herein, “Excluded Intercompany Obligations” shall mean payments owing by Customer to Guarantor arising in the ordinary course of business that represent either (x) payments of net operating income that are distributable to third party owners of railcars and the associated leases, or (y) reimbursement of ordinary and necessary operating expenses of Customer previously paid by Guarantor on behalf of Customer.
(e)  Financial Condition; Solvency: Reports. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations contained herein, Guarantor is solvent and has assets which, when fairly valued, exceed its liabilities. The performance of the obligations of Guarantor hereunder will not cause Guarantor to exceed its ability to pay its debts as they mature, and this Guaranty is made without any intent to hinder, delay or defraud either present or future creditors, purchasers or other interested persons. Guarantor shall provide to Guaranteed Parties such financial statements and other financial and other information concerning Guarantor as Guaranteed Parties may reasonably request from time to time.

(f)  Assignment. Guaranteed Parties may, at any time and without the consent of, or notice to, Guarantor, assign all or any portion of its rights hereunder to any other party to which all or any portion of the Obligations are transferred, assigned or negotiated (an "Assignee"). Guarantor shall promptly execute and deliver to Guaranteed Parties or its Assignee such further and additional documents, instruments and assurances as Guaranteed Parties deems necessary (1) in order to acknowledge and confirm, for the benefit of Guaranteed Parties or its Assignee, all of the terms and conditions of all or any part of the Obligations or this Guaranty and Guaranteed Parties’ or Assignee’s rights with respect thereto, and Customer’s and Guarantor’s compliance with all of the terms and provisions thereof, and (2) certificates of compliance, notices of assignment or transfers of interest, and restatements and reaffirmations of Guarantor’s obligations, representations, warranties and covenants hereunder as of the dates requested by Guaranteed Parties from time to time. This Guaranty shall not be deemed to create any right in any party except as provided herein and shall inure to the benefit of, and be binding upon, the successors and assigns of Guarantor and Guaranteed Parties, provided that Guarantor shall not assign or delegate any of its rights or obligations hereunder without the prior written consent of Guaranteed Parties.
(g)  Further Assurances. Guarantor will promptly execute any documents and other records, including, amendments to this Guaranty, and will take such further action as Guaranteed Parties may reasonably request in order to carry out more effectively the intent and purposes of this Guaranty and to establish, perfect and protect Guaranteed Parties’ rights and remedies hereunder and in any Collateral.

6.  Default; Performance of Obligations. If an “Event of Default” under the Loan Agreement shall have occurred and be continuing (hereinafter referred to as a “Default”), then the Obligations of Customer shall, at the sole option of Guaranteed Parties, be deemed to be accelerated and become immediately due and payable by Guarantor for all purposes of this Guaranty, and Guarantor shall (i) immediately pay directly to Guaranteed Parties all such Obligations for the payment of money owing to Guaranteed Parties by reason of acceleration or otherwise (including without limitation, any rent, liquidated damages, principal or interest payments or balances, fees, other installments or any other accrued or unaccrued amounts with respect to such Obligations), irrespective of whether a Default exists relating to Customer, and notwithstanding any stay, injunction or other prohibition preventing acceleration of any Obligations against Customer, and (ii) promptly perform all other Obligations. Guarantor shall be liable, as principal obligor and not as a surety or guarantor only, for all attorneys' fees and other costs and expenses incurred by Guaranteed Parties in connection with Guaranteed Parties’ enforcement of this Guaranty), together with interest on all amounts recoverable under this Guaranty, compounded monthly in arrears, from the time such amounts become due and payable until the date of payment at the default rate of interest provided in the agreement evidencing the Obligations (without duplication). If Guaranteed Parties is required to return any payment made to Guaranteed Parties by or on behalf of Customer, whether as a result of Customer's bankruptcy, reorganization or otherwise, Guarantor acknowledges that this Guaranty covers all such amounts, notwithstanding that the original of this Guaranty may have been returned to Guarantor and/or otherwise canceled.

7.  Governing Law; Miscellaneous. THIS GUARANTY AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW. GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF NEW YORK COURTS IN CONNECTION WITH GUARANTEED PARTIES’ ENFORCEMENT OF ANY OBLIGATIONS UNDER OR IN RESPECT OF THIS GUARANTY. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY. Federal law requires all financial institutions to obtain, verify and record information that identifies each entity that obtains a loan or other financial accommodation. The first time Customer or Guarantor requests a financial accommodation from Guaranteed Parties, Guaranteed Parties will ask for the Customer’s (or the Guarantor’s) legal name, address, tax ID number and other identifying information. Guarantor shall promptly provide copies of business licenses or other documents evidencing the existence and good standing of Guarantor requested by Guaranteed Parties. Time is of the essence in the payment and performance of all Obligations and all of Guarantor's obligations and liabilities owing to Guaranteed Parties hereunder.

This Guaranty constitutes the entire agreement of Guarantor and Guaranteed Parties relative to the subject matter hereof, and there are no prior or contemporaneous understandings or agreements, whether oral or in writing, between the parties hereto with respect to the subject matter hereof. Nothing herein shall be deemed or construed to amend, modify, supersede or replace any other guaranty or other written agreement of the Guarantor in favor of or with Guaranteed Parties without the express written agreement of such Guaranteed Party. No subsequent modification of, or supplement to, this Guaranty shall be enforceable against any party hereto unless the same is in writing and is duly signed by an authorized manager, member, officer or representative of the party against whom enforcement is sought. Any notices or demands required or permitted to be given under this Guaranty (a) shall be given in writing, (b) shall become effective (i) if delivered with receipt acknowledged, such as by Airborne, FedEx, UPS or other private courier service, on the date of such receipt, (ii) if delivery by either private courier or U. S. Postal Service is attempted but refused, on the date of such refusal, or (iii) if mailed by certified or registered mail, return receipt requested, postage prepaid, then on the date of receipt, and (c) shall be addressed to Guaranteed Parties at the respective address specified on Schedule A, and to Guarantor at the address set forth below, or to such other address as the party to receive notice hereafter designates by such written notice.

The undersigned, pursuant to due corporate, limited liability company or partnership authority, as appropriate, has caused this Guaranty to be executed as of the date set forth below.

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Dated as of: August ____, 2016

Witness/Attest:	GUARANTOR:
CAI INTERNATIONAL, INC.
Name:	By:
Address:	Name:
Title:
Guarantor's Taxpayer ID:

Notice Address:

SCHEDULE A TO GUARANTY

Name and Address of Guaranteed Parties

Administrative Agent:  Bank of Utah
200 E. South Temple
Suite 210
Salt Lake City, Utah 84111

Lenders:
Fifth Third Bank
38 Fountain Square Plaza
MD10904A
Cincinnati, Ohio 45263

PNC Equipment Finance, LLC
995 Dalton Avenue
Cincinnati, Ohio 45203

BMO Harris Equipment Finance Company
770 N. Water Street
8th Floor (NW8)
Milwaukee, Wisconsin 53202

Banc of America Leasing & Capital, LLC
555 California Street
San Francisco, California 94104

EXHIBIT C

FORM OF TERM NOTE NO. __

This Term Note, dated as of August 30, 2016 (this “Term Note”), is entered into pursuant to and incorporates by this reference all of the terms and provisions of that certain Loan and Security Agreement dated as of August ___, 2016 (the “Loan Agreement”), by and among CAI Rail Inc. (“Borrower”), Bank of Utah, as Administrative and Collateral Agent (the “Administrative Agent”) and the Lenders party thereto (the “Lenders”). All capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Loan Agreement. If any provision of this Term Note conflicts with any provision of the Loan Agreement, the provisions contained in this Term Note shall prevail. Borrower hereby authorizes Administrative Agent to insert dates and other omitted factual matters or descriptions in this Term Note.

The occurrence of an “Event of Default,” as defined in the Loan Agreement, shall entitle Administrative Agent to accelerate the maturity of this Term Note and to declare the Prepayment Amount to be immediately due and payable, and to proceed at once to exercise each and every one of the remedies provided in the Loan Agreement or otherwise available at law or in equity. All of Borrower's Obligations under this Term Note are absolute and unconditional, and shall not be subject to any offset or deduction whatsoever.

1.  Payments. For value received, Borrower promises to pay to the order of Administrative Agent, for the ratable benefit of the Lenders the principal amount of $________, together with interest thereon as provided herein. This Term Note shall be payable by Borrower to Administrative Agent in sixty (60) consecutive monthly installments of principal and interest (the “Payments”) commencing on _____________________, 2016 (the “Initial Payment Date”) and continuing thereafter through and including the Maturity Date (as defined below) (collectively, the “Term Note Term”). Each Payment shall be in the amount provided below, and due and payable on the same day of the month as the Initial Payment Date in each succeeding payment period (each, a “Payment Date” and the final such scheduled Payment Date, the “Maturity Date”) during the Term Note Term. All interest hereunder shall be calculated on the basis of a year of 360 days comprised of 12 months of 30 days each, and paid for the actual number of days elapsed (including the first day but excluding the last day). The final Payment due and payable on the Maturity Date shall in any event be equal to the entire outstanding and unpaid principal amount of this Term Note, together with all accrued and unpaid interest, charges and other amounts owing hereunder and under the Loan Agreement.

(a) Interest Rate. Interest shall accrue on the entire principal amount of this Term Note outstanding from time to time at a fixed rate of percent ( %) per annum or, if less, the highest rate of interest permitted by applicable law (the “Interest Rate”), from the Advance Date set forth below until the principal amount of this Term Note is paid in full, and shall be due and payable on each Payment Date.

(b) Payment Amount. Each of the first fifty-nine (59) Payments shall be in the amount of $_______, which shall be allocated between principal and interest as provided in the Loan Agreement, with the final Payment of principal and interest in the amount of $_______.

2.  Prepayment. Borrower must prepay this Term Note as and to the extent required pursuant to Section 2.6 of the Master Agreement. Borrower may prepay all (but not less than all) of the outstanding principal balance of this Term Note as and to the extent permitted pursuant to Section 2.5 of the Master Agreement, provided that any such prepayment shall be made together with (a) all accrued interest and other charges and amounts owing hereunder through the date of prepayment, and (b) any applicable Prepayment Fee; provided, however, that, if any prepayment of this Term Note is made following an Event of Default, by reason of acceleration or otherwise, the Prepayment Fee shall be calculated based upon the full original Term Note Term.

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lender shall be entitled to, among other things, exercise the rights and remedies provided in the Loan Agreement as set forth therein. In addition, upon the occurrence and during the continuance of an Event of Default, the Borrower promises to pay Default Interest as set forth in the Loan Agreement.

This Term Note is issued in connection with, and is entitled to the benefits of, the Loan Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified. Time is of the essence with respect to all of the undersigned’s obligations and agreements under this Term Note and the Loan Agreement.

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Borrower: CAI RAIL INC.

By:
Name:
Title:

Advance Date: _____________, 2016

EXHIBIT D

NOTICE OF ASSIGNMENT

NOTICE OF ASSIGNMENT dated as of ____________ __, 20__ from CAI RAIL INC. (“Borrower”) to the Lessee named on Schedule A hereto (“Lessee”), for the benefit of BANK OF UTAH, AS ADMINISTRATIVE AGENT (the “Administrative Agent”).

Reference is hereby made to the lease or leases described on Schedule A hereto relating to the railcars (the “Railcars”) (as amended, supplemented or otherwise modified from time to time, collectively, the “Lease”), between Borrower and Lessee. Pursuant to such Lease, Lessee has leased certain railroad cars described on Schedule I hereto from Borrower.

Pursuant to a Loan and Security Agreement dated as of August ____, 2016, as now or hereafter amended (the “Agreement”), among Borrower, the Lenders from time to time party thereto (the “Lenders”), and Administrative Agent, the Lenders made one or more loans to Borrower evidenced by term notes of Borrower. Pursuant to the Agreement, Borrower’s obligations and liabilities to Administrative Agent under or in connection with the Agreement and such term notes have been secured by an assignment of, and a perfected first priority security interest in, the Railcars and the Lease relating to the Railcars, including all rental payments and late charges due or to become due thereunder relating to but only to the Railcars including the Lease (the “Equipment Lease Payments”).

Lessee is hereby directed to make all Equipment Lease Payments due and to become due directly to Administrative Agent (or to such other person or other address as may be specified in writing by Administrative Agent). Administrative Agent may exercise all of Borrower’s rights, powers, privileges and remedies under the Lease. The obligations of Borrower under the Lease remain solely those of Borrower. Lessee is hereby instructed to furnish Administrative Agent at Bank of Utah, 200 East South Temple, Suite 210, Salt Lake City, Utah 84111, Attention: Jodie Curtis, or at such other address as shall be specified by Administrative Agent in writing, concurrently with the delivery thereof to Borrower, a copy of each notice or demand delivered by Lessee to Borrower under the Lease.

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IN WITNESS WHEREOF, the undersigned has caused this Notice of Assignment to be duly authorized, executed and delivered as of the day and year first above written.

CAI RAIL INC.

By:
Name:
Title:

SCHEDULE A

See attached.

SCHEDULE I

See attached.

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

_________________, 20_____

To:  Bank of Utah, as Administrative Agent

Re:  Compliance Certificate for the Reference Period Ended _________________, 20____

Ladies and Gentlemen:

Pursuant to Section 6.1(c) of that certain Loan and Security Agreement dated as of August ____, 2016 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among CAI Rail Inc. (the "Borrower"), Bank of Utah, as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (collectively, the “Lenders”), the undersigned principal financial or accounting officer of the Borrower hereby certifies that (a) the information furnished below in this report was true and correct as of the last day of the Reference Period ended on the date indicated above, (b) as of the date hereof, no Default or Event of Default under the Loan Agreement has occurred and is continuing, and (c) the quarterly financial statements delivered to the Administrative Agent herewith were prepared in compliance with Section 6.1 of the Loan Agreement.

Except as otherwise specified in this Compliance Certificate, the capitalized terms used herein shall have the same meanings ascribed to them in the Loan Agreement.

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CAI RAIL INC.

By:
Name:
Title:

COMPLIANCE CERTIFICATE WORKSHEET

1. Consolidated Funded Debt Ratio – Section 7.1
(for the Reference Period ended _______________, 20___)
A. Consolidated Funded Debt:
Sum of all Indebtedness of Guarantor and its Subsidiaries during such Reference Period relating to:

● Borrowed Money (including issuance of notes or bonds):	$___________
● Deferred purchase price of assets (other than trade payables):	$___________
● Capitalized Leases:	$___________
● Rental Obligations:	$___________
● Maximum drawing amount of all letters of credit outstanding:	$___________
● Indebtedness of any type referred to above of another Person guaranteed by any Loan Party or any of its Subsidiaries:	$___________
● Subordinated Debt obligations (if any)	$___________
equals Consolidated Funded Debt:
minus Restricted Cash
equals Consolidated Funded Debt (Net)	$___________

B. Consolidated Tangible Net Worth of Guarantor and its Subsidiaries:	$___________

C. Consolidated Funded Debt Ratio equals (Items 1A to Item 1B):	____________

D. The Borrower will not permit the Consolidated Funded Debt Ratio, as at the end of any Reference Period on or ending during any period to exceed the ratio of 3.75:1.00.

Compliance	______ yes/no

2. Fixed Charge Coverage Ratio – Section 7.2

(for the Reference Period ended _______________, 20___)

A. Consolidated Operating Cash Flow of Guarantor and its Subsidiaries:
Consolidated EBITDAR:	$___________

minus cash income tax taxes paid or payable in such period:	$___________

equals Consolidated Operating Cash Flow:	$___________

B.  Consolidated Total Debt Service of Guarantor and its Subsidiaries

Sum of, without duplication:

(i)  All repayments or prepayments of principal due and payable during such Reference Period on Indebtedness[1] with respect to:
Borrowed Money (including issuance of notes):
Deferred purchase price of assets (other than trade payables):
Synthetic Leases and Capitalized Leases:
Reimbursement obligations with respect to letters of credit due and payable during such Reference Period:
Indebtedness of any type referred to above of another Person guaranteed by any Loan Party or any of its Subsidiaries:

$___________ $___________ $___________ $___________ $___________
plus (ii) Consolidated Total Interest Expense paid or payable in cash:	$___________
plus (iii) Consolidated rental expense on Rental Obligations for such Reference Period determined in accordance with GAAP:	$___________
Total:	$___________
C. Fixed Charge Coverage Ratio equals (Item 2A to Item 2B)

D. Fixed Charge Coverage Ratio must not be less than:	1:20 : 1.00

Compliance	______ yes/no

1 Excluding maturity date payments that have been refinanced or renewed during such Reference Period.

EXHIBIT F

FORM OF MEMORANDUM OF AGREEMENT

dated as of August ____, 2016

between

CAI RAIL INC.
as Borrower,

and

BANK OF UTAH
as Administrative and Collateral Agent

MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF AGREEMENT is made and entered into as of August ___, 2016, by and between BANK OF UTAH, as Administrative and Collateral Agent ("Administrative Agent ") and CAI RAIL INC. ("Borrower"), with reference to the following:

1.	Administrative Agent, Borrower and certain Lenders party thereto (the “Lenders”) have executed that certain Loan and Security Agreement dated as of August ____, 2016 (together with all of the schedules and other attachments thereto, collectively, the “Agreement”), pursuant to which Lenders have agreed to make loans to Borrower, and Borrower has agreed to borrow certain sums from Lenders, secured by: (a) those certain railcars described on Schedule IV to the Agreement and on Exhibit No. 1 attached hereto (the “Railcars”); and (b) those certain leases described on Schedule III to the Agreement and on Exhibit No. 2 attached hereto (the “Approved Leases”).

Borrower hereby grants to Administrative Agent a first priority security interest in all of Borrower’s right, title and interest in and to the Railcars and the Approved Leases, and agrees that such Railcars and the Approved Leases shall constitute Collateral (as such term is defined in the Agreement) subject to the grant of security by Borrower set forth in Article III of the Agreement.

2.	The Agreement shall be effective as of the date hereof.

This Memorandum of Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Memorandum of Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Memorandum of Agreement to be executed as of the date first above written.

BANK OF UTAH,
as Administrative and Collateral Agent

By:
Name:
Title:

STATE OF UTAH  )
) ss.
COUNTY OF ________________________________________ )

On this _____ day of August, 2016, before me appeared _________________________________, the person who signed this instrument, who acknowledged that (s)he is the ___________________ of BANK OF UTAH, as Administrative and Collateral Agent, and that, being duly authorized, (s)he signed such instrument as a free act on behalf of said corporation.

Notary Public

My commission expires:

_________________________, ____

CAI RAIL INC.

By:
Name:
Title:

STATE OF UTAH__________________________________)
                                        ) ss.
COUNTY OF ________________________________________ )

On this _____ day of August, 2016, before me appeared _________________________________, the person who signed this instrument, who acknowledged that (s)he is the ___________________ of BANK OF UTAH, as Administrative and Collateral Agent, and that, being duly authorized, (s)he signed such instrument as a free act on behalf of said corporation.

Notary Public

My commission expires:

_________________________, ____

EXHIBIT NO. 1
TO MEMORANDUM OF AGREEMENT

EXHIBIT NO. 2
TO
MEMORANDUM OF AGREEMENT